EXHIBIT 2.1

                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                          Dated as of December 12, 2005

                                      among

                         MAGELLAN HEALTH SERVICES, INC.,

                            MAGELLAN SUB CO. I, INC.,

                        NATIONAL IMAGING ASSOCIATES, INC.

                                       AND

                    TA IX L.P. AS STOCKHOLDER REPRESENTATIVE

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                                TABLE OF CONTENTS

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

ARTICLE I             THE MERGER                                                                               PAGE

         SECTION 1.1           The Merger........................................................................1

         SECTION 1.2           Closing...........................................................................1

         SECTION 1.3           Effective Time....................................................................2

         SECTION 1.4           Effects of the Merger.............................................................2

         SECTION 1.5           Certificate of Incorporation and By-laws of the Surviving Corporation.............2

         SECTION 1.6           Directors and Officers of the Surviving Corporation...............................2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS, OPTIONS AND WARRANTS; MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

         SECTION 2.1           Effect on Capital Stock...........................................................3

         SECTION 2.2           Payment of Merger Consideration; Exchange of Certificates.........................9

         SECTION 2.3           Adjustments to Company Stock.....................................................13

         SECTION 2.4           Payment at Closing for Expenses..................................................13

         SECTION 2.5           Tax Treatment of Deferred Payments...............................................13

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 3.1           Organization, Standing and Corporate Power.......................................13

         SECTION 3.2           Capitalization...................................................................14

         SECTION 3.3           Authority; Noncontravention; Voting Requirements.................................15

         SECTION 3.4           Governmental Approvals...........................................................16

         SECTION 3.5           Financial Statements.............................................................16

         SECTION 3.6           No Undisclosed Liabilities.......................................................17

         SECTION 3.7           Absence of Certain Changes or Events.............................................18

         SECTION 3.8           Legal Proceedings................................................................18

         SECTION 3.9           Compliance With Laws; Permits....................................................18

         SECTION 3.10          Tax Matters......................................................................19

         SECTION 3.11          Employee Benefits and Labor Matters..............................................20

         SECTION 3.12          Environmental Matters............................................................22

         SECTION 3.13          Contracts........................................................................24

         SECTION 3.14          Title to Properties..............................................................26


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                               TABLE OF CONTENTS
                                  (CONTINUED)

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         SECTION 3.15          Intellectual Property............................................................27

         SECTION 3.16          Insurance........................................................................29

         SECTION 3.17          Brokers and Other Advisors.......................................................29

         SECTION 3.18          Health Care Regulatory Compliance................................................29

         SECTION 3.19          Accounts and Notes Receivable and Payable........................................30

         SECTION 3.20          Related Party Transactions.......................................................31

         SECTION 3.21          Banks; Power of Attorney.........................................................31

         SECTION 3.22          Certain Payments.................................................................31

         SECTION 3.23          Full Disclosure..................................................................31

         SECTION 3.24          Disclaimer of Other Representations and Warranties; Knowledge....................31

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         SECTION 4.1           Organization, Standing and Corporate Power.......................................32

         SECTION 4.2           Authority; Noncontravention......................................................32

         SECTION 4.3           Governmental Approvals...........................................................33

         SECTION 4.4           Ownership and Operations of Merger Sub...........................................33

         SECTION 4.5           Brokers and Other Advisors.......................................................33

         SECTION 4.6           Required Financing...............................................................34

         SECTION 4.7           Litigation.......................................................................34

         SECTION 4.8           Inspection; No Other Representations.............................................34

ARTICLE V             ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 5.1           Communications with and from Company Stockholders................................35

         SECTION 5.2           Conduct of Business..............................................................35

         SECTION 5.3           No Solicitation by the Company; Etc..............................................38

         SECTION 5.4           Best Efforts.....................................................................41

         SECTION 5.5           Public Announcements.............................................................42

         SECTION 5.6           Access to Information; Confidentiality...........................................42

         SECTION 5.7           Notification of Certain Matters..................................................43

         SECTION 5.8           Indemnification and Insurance....................................................43


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                               TABLE OF CONTENTS
                                  (CONTINUED)

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         SECTION 5.9           Securityholder Litigation........................................................44

         SECTION 5.10          Fees and Expenses................................................................45

         SECTION 5.11          Stockholder Notices; Closing of Stock Transfer Books.............................45

         SECTION 5.12          Change In Control Customer Contracts.............................................45

         SECTION 5.13          Tax Matters......................................................................45

ARTICLE VI            CONDITIONS PRECEDENT

         SECTION 6.1           Conditions to Each Party's Obligation to Effect the Merger.......................47

         SECTION 6.2           Conditions to Obligations of Parent and Merger Sub...............................47

         SECTION 6.3           Conditions to Obligation of the Company..........................................49

         SECTION 6.4           Frustration of Closing Conditions................................................49

ARTICLE VII           TERMINATION

         SECTION 7.1           Termination......................................................................50

         SECTION 7.2           Means and Effect of Termination..................................................51

         SECTION 7.3           Termination Fee..................................................................51

ARTICLE VIII          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         SECTION 8.1           Survival of Representations and Warranties.......................................52

         SECTION 8.2           Indemnification..................................................................53

         SECTION 8.3           Escrow Arrangements..............................................................54

         SECTION 8.4           Exclusive Remedy.................................................................58

         SECTION 8.5           Tax Losses.......................................................................58

         SECTION 8.6           Tax Treatment of Indemnity Payments..............................................58

ARTICLE IX            MISCELLANEOUS

         SECTION 9.1           Stockholder Representative.......................................................59

         SECTION 9.2           Amendment or Supplement..........................................................61

         SECTION 9.3           Extension of Time, Waiver, Etc...................................................61

         SECTION 9.4           Assignment.......................................................................62

         SECTION 9.5           Counterparts.....................................................................62

         SECTION 9.6           Entire Agreement; No Third-Party Beneficiaries...................................62

         SECTION 9.7           Governing Law; Jurisdiction; Waiver of Jury Trial................................62

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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         SECTION 9.8           Specific Enforcement.............................................................62

         SECTION 9.9           Consent to Jurisdiction..........................................................62

         SECTION 9.10          Notices..........................................................................63

         SECTION 9.11          Severability.....................................................................64

         SECTION 9.12          Definitions......................................................................64

         SECTION 9.13          Interpretation...................................................................69

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                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

           AGREEMENT AND PLAN OF MERGER, dated as of December 12, 2005 (this "Agreement"), is among MAGELLAN HEALTH SERVICES, INC., a Delaware corporation ("Parent"), MAGELLAN SUB CO. I, INC., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), NATIONAL IMAGING ASSOCIATES, INC., a Delaware corporation (the "Company"), and TA IX L.P., as the Stockholder Representative. Certain terms used in this Agreement are used as defined in
Section 9.12 below and all references herein to "Sections," "Articles," "Exhibits" or "Schedules" without further description shall refer to the sections, articles, exhibits or schedules of or to this Agreement.

           WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company on the terms and subject to the conditions provided for in this Agreement; and

           WHEREAS, the requisite stockholders of the Company have, by written consent thereof or at a meeting duly convened, approved this Agreement and the merger of Merger Sub with and into the Company on the terms and subject to the conditions provided for in this Agreement; and

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   The Merger
                                   ----------

           SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation (the "Surviving Corporation") of the merger (such transaction, the "Merger").

           SECTION 1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York City time) on a business day to be specified by Parent and reasonably acceptable to the Company, which date shall be no later than the fourth business day after satisfaction or waiver of the conditions set forth in Article VI below (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing is held is herein referred to as the "Closing Date." The Closing will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another place is agreed to by the parties hereto.

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           SECTION 1.3 Effective Time. Subject to the provisions of this
Agreement, at the Closing the parties shall cause to be filed with the Office of the Secretary of State of the State of Delaware an appropriate certificate of merger, executed in accordance with the relevant provisions of the DGCL, to effectuate the Merger (the "Certificate of Merger"). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

           SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           SECTION 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation.

           (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended to read (except in respect of the name of the Company) the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

           (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

           SECTION 1.6 Directors and Officers of the Surviving Corporation.

           (a) The directors of the Surviving Corporation commencing as of the Effective Time shall be the individuals identified on Exhibit 1.6(a), until their respective successors are duly elected or appointed and qualified or their earlier death, incapacity, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and each of the parties hereto shall take all necessary action to cause such individuals to be the directors of the Surviving Corporation in office at the Effective Time.

           (b) The officers of the Surviving Corporation commencing as of the Effective Time shall be the officers identified on Exhibit 1.6(b), until their respective successors are duly appointed and qualified or their earlier death, incapacity, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and each of the parties hereto shall take all necessary action to cause such persons to be the officers of the Surviving Corporation in office at the Effective Time.


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                                   ARTICLE II

   Effect of the Merger on the Capital Stock of the Constituent Corporations,
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      Options and Warrants; Merger Consideration; Exchange of Certificates
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           SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Merger Sub, any holder of shares of Class A or Class B Common Stock, each par value $.01 per share, of the Company (collectively, "Company Common Stock") or any holder of any shares of Series B, Series C, Series D or Series E Preferred Stock of the Company (collectively, "Company Preferred Stock" and together with the Company Common Stock, "Company Stock") (or any other shares of capital stock of Merger Sub or the Company):

           (a) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, as authorized pursuant to the certificate of incorporation of the Surviving Corporation as in effect at the Effective Time.

           (b) Cancellation of Treasury Stock of the Company. Any shares of capital stock of the Company that are held by the Company as treasury stock shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

           (c) Conversion of Company Preferred Stock. Unless converted into Company Common Stock before the Effective Time, each holder of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares held by Parent or any wholly-owned Subsidiary of Parent and other than any Dissenting Shares) shall be entitled to receive, in the manner provided by Section 2.2, an amount in cash, without interest, equal to:

                (i) for each share of Series B Preferred Stock, $2.687 (the "Series B Preference Amount");

                (ii) for each share of Series C Preferred Stock, $3.00 (the "Series C Preference Amount");

                (iii) for each share of Series D Preferred Stock, an amount equal to the sum of (A) $1.612, plus any accrued but unpaid dividends thereon (the "Series D Preference Amount"), plus (B) the product of (1) the Per Common Share Merger Consideration, times (2) the total number of shares of Company Common Stock into which such share of Series D Preferred Stock is convertible into as of the Effective time; provided, that in addition thereto, a holder of Series D Preferred Stock may also be entitled to additional payments in accordance with Section 2.1(g) (distributions in respect of excess working capital) and 2.2(b) (distributions from the escrow), in which case the holder shall be entitled to his, her or its Pro Rata Share of any such distribution;


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                (iv) for each share of Series E Preferred Stock, $1.612 plus any accrued but then unpaid dividends thereon as of the day before the Effective
Time (the "Series E Preference Amount").

The aggregate of the Series B Preference Amount, the Series C Preference Amount, the Series D Preference Amount and the Series E Preference Amount payable in accordance with the foregoing provisions of this Section in respect of all shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares held by Parent or any wholly-owned Subsidiary of Parent and other than any Dissenting Shares) is herein referred to as the "Preferred Stock Merger Consideration." As of the Effective Time, all shares of Company Preferred Stock shall cease to be outstanding and shall automatically be canceled and shall no longer be issued or authorized, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Preferred Stock (each, a "Preferred Certificate" ) shall cease to have any rights with respect thereto, except the right to receive the Preferred Stock Merger Consideration to be paid in consideration therefor as provided herein upon surrender of such Preferred Stock Certificate in accordance with Section 2.2(c), without interest, or in the case of Dissenting Shares the amount provided for by Section 2.1(h) and applicable law.

           (d) Conversion of Company Common Stock. Subject to the following provisions of this Section 2.1(d), each share of Company Common Stock issued and outstanding immediately before the Effective Time, other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares, shall be converted into the right to receive, in the manner provided by Section 2.2, the amount in cash, without interest (the "Per Common Share Merger Consideration" ) equal to the quotient produced by dividing (i) the remainder of (A) the sum of $ 130,000,000 (the "Base Purchase Price" ), plus the Estimated Excess, if any, plus the Aggregate Option Exercise Price Proceeds, plus the Aggregate Warrant Exercise Price Proceeds minus (B) the sum of the Preferred Stock Merger Consideration, all Company Expenses, the Estimated Underage, if any, and the Escrow Amount, by (ii) the number of shares of Company Common Stock equal to the sum of (A) the number of shares of Company Common Stock outstanding immediately before the Effective Time (including any Dissenting Shares), (B) any shares of Company Common Stock that, immediately before the Effective Time, would be issuable upon exercise in full of all Options (including the Modified Options), whether or not then vested, that are outstanding as of such time, (C) any shares of Company Common Stock issuable upon conversion of all shares of Series D Preferred Stock outstanding immediately before the Effective Time and (D) any shares of Company Common Stock issuable upon exercise (directly or indirectly) in full of all the Series C Warrants or Series D Warrants outstanding immediately prior to the Effective Time), but excluding for this purpose any outstanding shares of Company Common Stock to be cancelled at the Effective Time pursuant to Section 2.1(b)); provided, however, that the Per Common Share Merger Consideration shall be subject to adjustment as provided by Article VIII. The holders of shares of Company Common Stock entitled to receive the Per Common Share Merger Consideration are herein collectively referred to as the "Company Stockholders"). The Preferred Stock Merger Consideration plus the remainder of
(i) the aggregate of all Per Common Share Merger Consideration minus (ii) the


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sum of the Aggregate Option Exercise Price Proceeds plus the Aggregate Warrant
Exercise Price Proceeds is herein referred to as the "Merger Consideration." As of the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and shall no longer is issued or authorized, and each holder of a certificate which immediately prior to the Effective Time (giving effect to Section 5.11) represented any such shares of Company Common Stock (each, a "Common Certificate" and each Common Certificate or Preferred Certificate, a "Certificate" ) shall cease to have any rights with respect thereto, except the right to receive the Per Common Share Merger Consideration to be paid in consideration therefor as provided herein upon surrender of such Common Certificate, without interest, or, in the case of Dissenting Shares, the amount provided for by Section 2.1(h) and applicable law. In addition to any amounts payable pursuant to this Section 2.1(d), a holder of Company Common Stock as of immediately prior to the Effective Time may also be entitled to additional amounts in accordance with Sections 2.1(g) and 2.2(b).

           (e) Treatment of Company Stock Options. At the Effective Time, each Option, whether vested or unvested, other than the Modified Options, shall automatically be cancelled and extinguished, and each holder of an Option other than a Modified Option (each such holder, an "Optionholder" and all Optionholders collectively, the "Optionholders") shall, in accordance with the terms of the Stock Plans and the action taken thereunder by the Board of Directors of the Company or the Compensation Committee, only have the right to receive in respect thereof a cash payment payable at the Closing in an aggregate amount, rounded to the nearest penny, equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such Optionholder's unexercised Option which is exercisable as of the Effective Time (the "Option Shares"), multiplied by (B) the positive difference, if any, between the Per Common Share Merger Consideration over the applicable exercise price per share for each such Option. In addition to any amounts payable pursuant to this
Section 2.1(e), an Optionholder as of immediately prior to the Effective Time may also be entitled to additional amounts in accordance with Sections 2.1(g) and 2.2(b). In respect of the Modified Options, Parent shall at the Effective Time, without any further action by the Company (other than actions contemplated by Section 3.2(a) hereof), Parent or the holder of a Modified Option, assume the obligations, and succeed to the rights, of the Company under the Stock Plans and the option agreements, award notices and other documents with respect to the Modified Options, but only with the modifications identified in the agreements referred to in Exhibit 6.2(g), and the Modified Options at the Effective Time shall become options to purchase shares of Ordinary Common Stock, $0.01 par value per share, of Parent on the terms provided by Exhibit 6.2(g). The amount payable to Optionholders at the Effective Time (as provided by the first sentence of this Section 2.1(e)) plus the amount equal to the product of (A) the aggregate number of shares of Company Common Stock subject to Modified Options multiplied by (B) the positive difference, if any, between the Per Common Share Merger Consideration over the applicable exercise price per share for each such Modified Option before the Effective Date is herein referred to as the "Option Consideration." For purposes of this Agreement, the aggregate exercise price payable in respect of all Option Shares underlying all Options shall be referred to herein as the "Aggregate Option Exercise Price Proceeds." All consideration to be received by Optionholders pursuant to this Section 2.1(e) (as well as any amounts paid to the Optionholders pursuant to Sections 2.1(g) or 2.2(b)) shall be treated as compensation by the Company and shall be net of any applicable federal and/or state withholding tax. To the extent it has not already done so, the Company shall as soon as practicable take all action necessary so that all Options shall be cancelled and extinguished or modified as provided by this Section as of the Effective Time.


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           (f) Treatment of Warrants. At the Effective Time, each warrant to acquire shares of Company Common Stock or any securities directly or indirectly convertible into or exchangeable for shares of Company Common Stock (each, a "Warrant"), including warrants to purchase shares of Series C Preferred Stock (each, a "Series C Warrant" and collectively the "Series C Warrants") and warrants to purchase shares of Series D Preferred Stock (each, a "Series D Warrant"), outstanding immediately prior to the Effective Time shall automatically be cancelled and extinguished, in accordance with the terms of the Warrants and the action taken by the Board of Directors thereunder, and each holder of a Warrant (each, a "Warrantholder" and collectively, the "Warrantholders") shall only have the right to receive in respect thereof the following:

                (i) a cash payment payable at the Closing in an aggregate amount, rounded to the nearest penny, equal to the product of (A) the aggregate number of shares of Company Common Stock subject to such holder's unexercised Series C Warrant which is exercisable as of the Effective Time, by (B) the positive difference, if any, between the Per Common Share Merger Consideration over the applicable exercise price per share for each such Series C Warrant; provided that, in addition thereto, such holder may also be entitled to additional payments in accordance with Sections 2.1(g) (distributions in respect of excess working capital) and 2.2(b) (distributions from the escrow), in which case the holder shall be entitled to his, her or its Pro Rata Share of any such distribution; and.

                (ii) each holder of a Series D Warrant outstanding at the Effective Time and who has duly exercised such Series D Warrant in accordance with the terms thereof shall be entitled to receive an amount equal to the sum of (A) the product of (i) $1.612, times (ii) the total number of shares of Series D Preferred Stock issuable upon the full exercise of said warrant (the "Series D Warrant Preference"), plus (B) the product of (i) the total number of shares of Series D Preferred Stock issuable upon the full exercise of said warrant, times (ii) the positive difference between the Per Common Share Merger Consideration, minus $2.015; provided that, in addition thereto, such holder may also be entitled to additional payments in accordance with Sections 2.1(g) (distributions in respect of excess working capital) and 2.2(b) (distributions from the escrow), in which case the holder shall be entitled to his, her or its Pro Rata Share of any such distribution. The amounts referred to in subparagraphs (i) and (ii) of the immediately preceding sentence, without giving effect to the provisos thereto, is herein referred to as the "Warrant Consideration." For purposes of this Agreement, the aggregate exercise price payable in respect of all Series C Warrants and all Series D Warrants entitled to payments under this Section 2.1(f) shall be referred to herein as the


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"Aggregate Warrant Exercise Price Proceeds" and the aggregate number of shares of Company Common Stock that may be issued pursuant to all Series C and Series D Warrants (herein referred to as the "Warrant Shares") The Company shall as soon as practicable take all action necessary so that all Warrants shall be cancelled and extinguished as provided by this Section as of the Effective Time.

           (g) Working Capital Adjustment.

                (i) At least three (3) business days prior to Closing, the Company's Chief Financial Officer shall deliver to Parent and Merger Sub a good faith estimate of the Company Expenses and of the Company's Net Working Capital (as defined in Section 9.12) as of the close of business on the Closing Date (the "Estimated Net Working Capital" ), together with supporting documentation for such estimate and any additional information reasonably requested by Parent or Merger Sub. An "Estimated Underage" will be deemed to exist if (and will equal the amount by which) the Estimated Net Working Capital is less than $5,000,000 (the "Base Amount"). An "Estimated Excess" will be deemed to exist if (and will equal the amount by which) the Estimated Net Working Capital exceeds the Base Amount.

                (ii) Within sixty (60) days following the Closing Date, Parent shall prepare and deliver to the Stockholders' Representative a statement of Net Working Capital as of the close of business on the Closing Date (the "Closing Statement"), with such Closing Statement being prepared using the same accounting methodologies and principles as were used to calculate the Estimated Net Working Capital. The Stockholders' Representative shall have twenty (20) days following its receipt of the Closing Statement (the "Review Period") to review the same. On or before the expiration of the Review Period, the Stockholders' Representative shall deliver to Parent a written statement accepting or objecting to the calculation of Net Working Capital set forth on the Closing Statement. In the event that the Stockholders' Representative shall object to the Closing Statement, such statement shall include a detailed itemization of the Stockholders' Representative's objections and the reasons therefor. If the Stockholders' Representative does not deliver such statement to Parent within the Review Period, the Stockholders' Representative shall be deemed to have accepted the Closing Statement.

                (iii) In the event that the Stockholders' Representative shall accept or shall be deemed to have accepted the Closing Statement as prepared and delivered by Parent, the Net Working Capital set forth on the Closing Statement shall constitute the Final Net Working Capital for purposes of determining any adjustment to the Merger Consideration. In the event, however, that the Stockholders' Representative shall object to the Closing Statement within the Review Period, Parent and the Stockholders' Representative shall promptly meet and in good faith attempt to resolve such objections. Any such objections which cannot be resolved between Parent and the Stockholders' Representative within thirty (30) days following the Parent's receipt of the Stockholders' Representative's statement of objections shall be resolved in accordance with
Section 2.1(g)(iv). The Net Working Capital set forth on the Closing Statement, as adjusted to reflect any adjustments agreed upon by the parties, as deemed accepted under Section 2.1(g)(ii) or as determined in accordance with Section 2.1(g)(iv), shall constitute the "Final Net Working Capital" for purposes of determining any adjustment to the Merger Consideration.


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                (iv) Should the Stockholders' Representative and Parent not be
able to resolve such objections as may be raised with respect to the Closing Statement, within the thirty (30) day period described in Section 2.1(g)(iii), either party may submit the matter to PricewaterhouseCoopers LLP (the "Arbitrator") for review and resolution, with instructions to complete the same as promptly as practicable, but in any event within thirty (30) days of its engagement, and to make any calculations in accordance with generally accepted accounting principles and consistent with the accounting methodologies and principles used to calculate the Estimated Net Working Capital. The fees and costs of the Arbitrator, if one is required, shall be borne as follows: (i) fifty percent (50%) of such fees and costs shall be borne collectively by the holders of Company Common Stock, the holders of Series D Preferred Stock, the Warrantholders and the Optionholders as of immediately prior to the Effective Time (each a "Company Equity Holder" and collectively, the "Company Equity Holders") based on each such Company Equity Holder's Pro Rata Share (and any such amount shall be payable out of the Escrow Amount), and (ii) the remaining fifty percent of such costs and fees shall be borne by Parent. For purposes of this Agreement, any Company Equity Holder's "Pro Rata Share" shall equal the quotient obtained by dividing (x) the total number of shares of Company Common Stock (determined on the same basis, including shares of Series D Preferred Stock, Option Shares and/or Warrant Shares deemed held thereby, provided by
Section 2.1(d) for the calculation of the Per Common Share Merger Consideration) deemed held by such Company Equity Holder's as of immediately prior to the Effective Time, by (y) the total number of shares of Company Common Stock (determined on the same basis, including Option Shares and Warrant Shares, provided by Section 2.1(d) for the calculation of the Per Common Share Merger Consideration) deemed held by all Company Equity Holders as of immediately prior to the Effective Time.

                (v) The amount of any payment required to be made pursuant to this Section 2.1(g)(v) is referred to hereinafter as the "Final Working Capital Adjustment Amount".

               (1) If the Final Net Working Capital is less than the Estimated Net Working Capital (the amount obtained by subtracting the Final Net Working Capital from the Estimated Net Working Capital being referred to herein as the "Net Working Capital Shortfall"), then the Escrow Agent shall pay to Parent out of the Escrow Amount, an amount in cash equal to the Net Working Capital Shortfall. Such payment shall be made within five (5) days of the date on which the Final Net Working Capital is finally determined pursuant to Sections 2.1(g)(iii) or
          (iv).

               (2) If the Final Net Working Capital is greater than the Estimated Net Working Capital (the amount obtained by subtracting Estimated Net Working Capital from the Final Net Working Capital being referred to herein as the "Net Working Capital Overage"), then Parent shall pay the Paying Agent an amount equal to the Net Working Capital Overage and such amount shall be distributed proportionally by the

          Paying Agent to the Company Equity Holders based on each such Company Equity Holder's Pro Rata Share. Such payment shall be made by Parent to the Paying Agent within five (5) days of the date on which the Final Net Working Capital is finally determined pursuant to Sections 2.1(g)(iii) or (iv) and the Paying Agent shall distribute such amount to the Company Equity Holders in accordance with Section 2.2.

           (h) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder (collectively, "Dissenting Stockholders") who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not upon effectiveness of the Merger be converted into the right to receive the Merger Consideration to which such Dissenting Stockholder is otherwise entitled to receive hereunder, but instead such Dissenting Stockholder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of capital stock of the Company shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the cash payment for each such share provided by Section 2.1(c) or (d), as the case may be, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of capital stock of the Company, attempted withdrawals of such demands and any other instruments, notices of documents served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. In addition, the Company shall not waive any requirement under the DGCL for the perfection of such appraisal rights without the prior written approval of the Parent and the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2 to pay for shares of Company Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

           SECTION 2.2 Payment of Merger Consideration; Exchange of
Certificates.

           (a) Paying Agent. Prior to the Closing, the Company shall designate a bank or trust company reasonably acceptable to Parent to act as agent for the Company Equity Holders and the holders of shares of Company Preferred Stock in connection with the Merger (together with any successor thereto, the "Paying Agent") and, in such respect, to receive, for the benefit of such Company Equity Holders and holders of shares of Company Preferred Stock the Merger

Consideration to which such Persons shall become entitled pursuant to Section
2.1. Parent shall simultaneously with the Closing (and subject to the satisfaction or waiver of the conditions to the Closing provided by Article VI) deposit in immediately available funds such amounts of Merger Consideration with the Paying Agent. Such Merger Consideration deposited with the Paying Agent shall, pending its disbursement, be invested by the Paying Agent in money-market instruments as directed by Parent. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent or as Parent otherwise directs.

           (b) Escrow Fund. At the Effective Time, Parent shall pay to Mellon Trust of New England, N.A. (the "Escrow Agent") an amount in cash equal to $13,000,000 (the "Escrow Amount" ). The Escrow Amount will be held by the Escrow Agent in escrow pursuant to an Escrow Agreement consistent with the terms of this Agreement and reasonably acceptable to Parent and the Company (the "Escrow Agreement" ) and shall be so held in escrow pending calculation of the Final Net Working Capital as set forth in Section 2.1(g)(v) and pending resolution of claims for indemnification (if any) pursuant to Section 8.2. The Escrow Amount shall bear interest, which shall be added to and become part of the Escrow Amount. The Escrow Agent shall release to the Paying Agent (or to the Surviving Corporation if the Paying Agent has distributed all remaining funds in accordance with this Section 2.2) (A) on the date which is six (6) months following the Closing Date (the "First Escrow Release Date" ), the lesser of (I) $4,000,000, and (II) the aggregate amount of funds remaining in escrow under the Escrow Agreement (the "Remaining Amount" ) at such time, out of the remaining balance of the Escrow Amount, (B) on the date which is twelve (12) months following the Closing Date (the "Second Escrow Release Date"), the lesser of (I) $4,000,000, and (II) the Remaining Amount at such time, out of the remaining balance of the Escrow Amount, and (C) on the date which is eighteen (18) months following the Closing Date (the "Final Escrow Release Date" and, collectively, together with the Second Escrow Release Date or the First Escrow Release Date, an "Escrow Release Dates"), the Escrow Agent shall release the remaining balance of the Escrow Amount, plus any interest earned thereon, in each case referred to in clause (A), (B) or (C) of this sentence, for payment to the Company Equity Holders as hereinafter provided. Any amount released by the Escrow Agent to the Paying Agent on an Escrow Release Date shall then be paid by the Paying Agent (or the Surviving Corporation if it has succeeded to the obligations of the Paying Agent pursuant to this Section 2.2) to the Company Equity Holders based on each such Company Equity Holder's Pro Rata Share. Notwithstanding the foregoing, if, on the Final Escrow Release Date, there are any pending claims by a Parent Indemnified Party for Losses that are contested or not resolved, the Escrow Agent shall continue to hold that portion of the Escrow Amount equal to the amount of such pending claim on that date (the "Pending Claim Amount") in escrow for the benefit of the Parent Indemnified Parties. Upon the final resolution of any such claim described in the preceding sentence, the Escrow Agent shall release the amount held in escrow on account thereof, plus any interest earned thereon (as the same may have been reduced by the amount of such claim resolved in favor of the Parent Indemnified Party) to the Paying Agent (or to the Surviving Corporation if the Paying Agent has distributed all remaining funds in accordance with this Section 2.2) and such amount shall then be paid by the Paying Agent (or the Surviving Corporation if it has succeeded to the obligations of the Paying Agent pursuant to this Section 2.2) to the Company Equity Holders, based on each such Company Equity Holder's Pro Rata Share.

           (c) Payment Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate and to each Optionholder and Warrantholder (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, any certificates or other instruments representing the Warrants and/or any instruments or other documents representing the Options (each, a "Company Security") shall pass, only upon delivery of the Company Securities to the Paying Agent, and which shall be in such form and shall have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Securities in exchange for payment of the applicable portion of the Merger Consideration. Upon surrender of a Company Security for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Company Security shall be entitled to receive in exchange therefor the applicable portion of the Merger Consideration, as the case may be, without interest, for each share of Company Stock, Option or Warrant formerly represented by such Company Security, and the Company Security so surrendered shall forthwith be canceled. If a payment of Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Company Security is registered, it shall be a condition of payment that (x) the Company Security so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of Merger Consideration to a Person other than the registered holder of such Company Security surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Company Security shall be deemed at any time after the Effective Time to represent only the right to receive the applicable portion of the Merger Consideration as contemplated by this Article II, without interest.

           (d) Transfer Books; No Further Ownership Rights in Company Stock. The consideration to be paid in respect of shares of capital stock of the Company upon the surrender for exchange of Company Securities in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares (or other securities, as applicable) previously represented by such Company Securities, and (in addition to the requirements of Section 5.11) at the close of business on the day on which the Effective Time occurs, the transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the shares of capital stock of the Company (or other securities, as applicable) that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Company Securities that evidenced ownership of shares of capital stock (or other securities, as applicable) of the Company outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares (or other securities, as applicable), except as otherwise provided for herein or by applicable law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Company Securities are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

           (e) Lost, Stolen or Destroyed Company Securities. If any Company Security shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Security to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Security, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Company Security, the applicable consideration to be paid in respect of such shares (or other securities, as applicable) formerly represented by such Company Security, as contemplated by this Article II.

           (f) Termination of Fund. At any time following 180 days after the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Company Securities, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any consideration payable upon surrender of any Company Securities held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

           (g) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for any consideration otherwise payable hereunder but delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           (h) Withholding Taxes. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of capital stock of the Company, Optionholder or Warrantholder pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any provision of state, local or foreign tax Law. To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

           SECTION 2.3 Adjustments to Company Stock. Notwithstanding any provision of this Article II to the contrary (but without in any way limiting the covenants in Section 5.2), if between the date of this Agreement and the Effective Time the outstanding shares of capital stock of the Company shall have been changed into a different number of shares or a different class by reason of the occurrence of or record date for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the consideration payable in respect thereof as a result of the Merger shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

           SECTION 2.4 Payment at Closing for Expenses. As of the Closing Date, Parent and Merger Sub shall provide sufficient funds to the Surviving Corporation to enable the Surviving Corporation to pay all outstanding fees and expenses of the Company in connection with the negotiation, preparation and the consummation of the transactions contemplated by this Agreement (but not including the cost of the extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage referred to in Section 5.8(b)) that have not been paid on or prior to the Closing Date (the "Company Expenses").

           SECTION 2.5 Tax Treatment of Deferred Payments. All payments under
Section 2.2(b) to the Company Equity Holders, other than payments that constitute compensation (including but not limited to payments to Optionholders) shall be treated by the parties as deferred purchase price eligible for installment sale treatment under Code Section 453, and shall be subject to imputed interest under Code Section 483 and/or 1274. All payments under Section 2.2(b) that constitute compensation, including any payments to Optionholders, shall be treated by the parties as deferred compensation for federal income tax purposes and shall be subject to Section 2.2(h). All interest earned in respect of the Escrow Amount shall be included in the gross income of Parent, consistent with the provisions of Code Section 468B(g) and, upon any payment thereof for the benefit of the Company Equity Holders, Parent shall be entitled to any deduction for any imputed interest included therein.

                                   ARTICLE III
                  Representations and Warranties of the Company
                  ---------------------------------------------

           The Company represents and warrants to Parent and Merger Sub that except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"):

           SECTION 3.1 Organization, Standing and Corporate Power.

           (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified or licensed would not be reasonably expected to have a Material Adverse Effect on the Company (a "Company Material Adverse Effect").

           (b) The Company does not have any Subsidiaries and does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

           (c) The Company has delivered to Parent correct and complete copies of its certificate of incorporation and by-laws (the "Company Charter Documents"), in each case as amended to the date of this Agreement. All such Company Charter Documents are in full force and effect and the Company is not in violation of any of their respective provisions. The Company has made available to Parent and its representatives correct and complete copies of the minutes of all meetings of stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since 2002 (if applicable).

           SECTION 3.2 Capitalization.

           (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 28,633,532 shares of Preferred Stock of which (A) 3,200,000 shares are designated as Series A Preferred Stock, of which none are issued and outstanding, (B) 3,200,000 shares are designated as Series B Preferred Stock, of which 2,678,473 are issued and outstanding, (C) 1,492,462 shares are designated as Series C Preferred Stock, of which 1,402,103 are issued and outstanding, (D) 10,370,550 shares are designated as Series D Preferred Stock, of which 9,923,971 are issued and outstanding, and (E) 10,370,550 shares are designated as Series E Preferred Stock, of which none are issued and outstanding, and (ii) 26,000,000 shares of Common Stock, of which (F) 6,400,000 shares are designated as Class A Common Stock, of which 6,400,000 are issued and outstanding, and (G) 19,600,000 shares are designated as Class B Common Stock, of which 667,000 shares are issued and outstanding. All outstanding shares of Company Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Included in Section 3.2(a) of the Company Disclosure Schedule is a correct and complete list, as of the date hereof (but before giving effect to the Transactions), of all holders of shares of Company Common Stock or shares of Company Preferred Stock, all Warrantholders (and for each such Warrantholder the number of shares of Company Stock issuable upon exercise of such Warrants and the exercise price therefor, all holders of Options or other rights to purchase or receive shares of Company Common Stock granted under the Stock Plan or otherwise, and, for each such Option or other right, the number of shares of Company Common Stock subject thereto, the terms of vesting and the grant and expiration dates and exercise price thereof. All necessary action on the part of the Company, including action by the Compensation Committee of the Board of Directors and, if necessary, the full Board of Directors of the Company, will have been taken by the Closing Date so that all the unvested Options (other than the Modified Options) outstanding under the Option Plans (as specified above) will become fully vested and exercisable (without regard to any performance criteria relating to the vesting or exercise thereof) immediately prior to consummation of the Merger. In addition, as of immediately before the Effective Time, the Company, or its Board of Directors, as the case may be, shall have taken such actions consistent with the Stock Plans and the pertinent agreements or instruments thereunder, as Parent shall reasonably request so that the Modified Options held by those officers of the Company identified in the agreements referred to in Section 6.2(g) will be modified as provided in those agreements. Except as set forth above in this Section 3.2(a), no shares of capital stock, voting securities or equity interests of the Company are issued and outstanding nor are any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock.

           (b) Except as provided pursuant to the Company Charter Documents, the Stock Plan or the Warrants, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company.

           SECTION 3.3 Authority; Noncontravention; Voting Requirements.

           (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the other Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Merger and the other Transactions, have been duly authorized and approved by its Board of Directors, which has recommended to the Company's stockholders the approval of the Merger and this Agreement as in the best interests of the Company and its stockholders, and any vote, approval or consent required to be received from the holders of any class or series of capital stock of the Company or any other security issued by the Company (including the Warrants) in order for the Company under the DGCL and the Company's certificate of incorporation and bylaws and any agreement with any securityholder of the Company to enter into this Agreement and to consummate the Merger and the other Transactions has been obtained and remains in full force and effect (the "Company Stockholder Approval"). No other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Merger and the other Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

           (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 are obtained and the filings referred to in Section 3.4 are made (x) violate any Law, judgment, writ or injunction of any Governmental Authority or any arbitration award applicable to the Company or any of its properties or assets, or (y) except as set forth on Section 3.3(b) of the Company Disclosure Schedule, violate or conflict with in any material respect, result in the loss of any material benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien of any material nature upon any of the properties or assets of, the Company under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, insurance policy, contract or other agreement, instrument or obligation (each, a "Contract") or Permit, to which the Company is a party, or by which they or any of its properties or assets may be bound or affected. Without limiting the generality of the immediately preceding sentence, the Company does not have any unsatisfied obligation under any Contract to notify any Person of the Company entering into, or having intended to enter into, this Agreement before doing so or to negotiate with any Person regarding a possible alternative Takeover Proposal.

           SECTION 3.4 Governmental Approvals. Except for (1) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (2) filings required under, and compliance with other applicable requirements of, the HSR Act and (3) as described on Section 3.4 of the Company Disclosure Schedule, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority (each, a "Governmental Approval") are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions.

           SECTION 3.5 Financial Statements.

           (a) The Company has delivered to Parent copies of (i) the audited consolidated balance sheets of the Company as at December 31, 2003 and 2004 and the related audited consolidated statements of income and of cash flows of the Company for the years then ended, and (ii) the unaudited consolidated balance sheet of the Company as at October 31, 2005 and the related consolidated statements of income and cash flows of the Company for the ten (10)-month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Except as disclosed in Section 3.5(a) of the Company Disclosure Schedule, each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied by the Company without modification of the accounting principles used in the preparation thereof throughout the periods presented (except as noted therein) and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated therein subject in the case of the unaudited statements to the absence of footnotes and other supplemental information that would be required by GAAP and to normal year-end audit adjustments. The unaudited consolidated balance sheet of the Company as at October 31, 2005 is referred to herein as the "Balance Sheet" and October 31, 2005 is referred to herein as the "Balance Sheet Date".

           (b) Except as disclosed in Schedule 3.5(b) of the Company Disclosure Schedule, (i) to the Knowledge of the Company, in all respects material to the Company's current business and operations, the Company's books, records and accounts are made and kept in accordance with all applicable Laws and so as to reflect, in reasonable detail, accurately and fairly the transactions and dispositions of the assets of the Company, (ii) to the Knowledge of the Company, in all respects material to the Company's current business and operations, the Company has devised and maintains a system of internal accounting controls sufficient (taking into account the size of the Company, the nature of it business and the fact that it is not presently subject to the reporting requirements of Exchange Act) to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (iii) the Company has disclosed to Parent in writing any change in the Company's internal control over financial reporting that, to the Knowledge of the Company, has occurred during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting and (iv) the Company has disclosed to Parent in writing (A) all significant deficiencies and material weaknesses (as such terms are defined by GAAP) in the design or operation of the Company's internal control over financial reporting that, to the Knowledge of the Company, are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that, to the Knowledge of the Company, involves management or other employees who have a significant role in the Company's internal control over financial reporting.

           SECTION 3.6 No Undisclosed Liabilities.

           (a) Except as disclosed on Schedule 3.6 of the Company Disclosure Schedule, the Company has no indebtedness for borrowed money or Liabilities that would be required to be reflected under GAAP on a balance sheet of the Company other than those (i) fully reflected in or reserved against in the Balance Sheet or, if not required under GAAP to be reflected on a balance sheet, disclosed in the notes thereto or in another representation or warranty of the Company contained in this Article or the Company Disclosure Schedule or (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, except any not required to be reflected on the Balance Sheet or the notes thereto.

           (b) The Company is not a party to, and does not have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any transaction involving, or liabilities of, the Company in the Company's financial statements.

           SECTION 3.7 Absence of Certain Changes or Events. Since the Balance Sheet Date there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Since the Balance Sheet Date
(a) the Company has carried on and operated its business in the ordinary course of business consistent with past practice and (b) except as set forth on Section
3.7 of the Company Disclosure Schedule, the Company has not taken any action described in Section 5.2 hereof that if taken after the date hereof and prior to the Effective Time without the prior written consent of Parent would violate such provision. Without limiting the foregoing, since the Balance Sheet Date there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company which materially affects the use thereof.

           SECTION 3.8 Legal Proceedings. Except as set forth in Section 3.8 of the Company Disclosure Schedule there is no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, or healthcare regulatory review proceedings involving, the Company, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company or the assets of the Company by or before any Governmental Authority or arbitrator, (a) including any of the foregoing that challenges any of the Transactions, provided that the representation in clause (a) is made only as of the date hereof.

           SECTION 3.9 Compliance With Laws; Permits. The Company is (and since January 1, 2002 has been) in compliance in all material respects with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, "Laws") applicable to the Company, any of its properties or other assets or its business or operations. The Company holds all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of its business, including, without limitation, all state licenses to perform medical utilization review services (collectively, "Permits"). The Company is (and since January 1, 2002 has been) in compliance in all material respects with the terms of all Permits. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, since January 1, 2002, the Company has not received written notice to the effect that a Governmental Authority (i) claimed or alleged that the Company was not in compliance with all Laws applicable to the Company, any of its properties or other assets or its business or operations or (ii) was considering the amendment, termination, revocation or cancellation of any Permit.

           SECTION 3.10 Tax Matters. Except as otherwise provided on Section
3.10 of the Company Disclosure Schedule:

           (a) The Company has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All material Taxes shown to be due on such Tax Returns, or otherwise required to be paid by the Company, have been timely paid and all material Taxes required to be withheld by the Company have been withheld and timely paid over to the proper Governmental Authority. Without limiting the generality of the immediately preceding sentence, in all material respects for each individual who has been or would be considered to be an employee of the Company for purposes of determining the obligation of the Company to pay or withhold any Taxes, the Company has complied with all applicable Laws relating to the payment and/or withholding of such Taxes, and has timely withheld and paid over to the appropriate Governmental Authority all amounts required to be so withheld and paid under all applicable Laws.

           (b) The Company has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which the Company is the common parent.

           (c) The Company has no outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of Taxes. No claim has been made in writing by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction. No Liens for material Taxes exist with respect to any assets or properties of the Company, except for Liens for Taxes not yet due.

           (d) The federal income Tax Returns of the Company and each of its Subsidiaries have been examined by and settled with the IRS (or the applicable statute of limitations has expired) for all years through 2004. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

           (e) The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the effective date of Section 355(e) of the Code.

           (f) No audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of the Company and no written notice thereof has been received.

           (g) The Company is not a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

           (h) The Company has made available to Parent correct and complete copies of (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of the Company.

           (i) The Company is not a "United States real property holding corporation" within the meaning of Section 897 of the Code during the five-year period ending on the Closing Date.

           (j) For purposes of this Agreement: (x) "Taxes" shall mean (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and
(C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, and (y) "Tax Returns" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

           SECTION 3.11 Employee Benefits and Labor Matters.

           (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of (i) all full- or part-time employment, consulting, sales commission or similar compensatory agreements, (ii) all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (iii) all bonus or other incentive compensation, stock purchase, equity or equity-based compensation plans, policies, agreements or arrangements, (iv) all severance, change in control, deferred compensation or loan plans, policies, agreements or arrangements, (v) all health insurance or benefit, life insurance, disability insurance, salary continuation or educational assistance plans, policies, agreements or arrangements, (vi) all material payroll practices, including sick leave and vacation policies, programs or arrangements and (vii) all other material employee benefit plans, policies, agreements or arrangements, in each case with respect to which the Company has any obligation or liability, contingent or otherwise, for current or former employees, consultants or directors of the Company (collectively, the "Company Plans"). Section 3.11(a) of the Company Disclosure Schedule separately sets forth each Company Plan which is subject to Title IV of ERISA or is a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA.

           (b) Correct and complete copies of the following documents with respect to each of the Company Plans (other than a Multiemployer Plan) have been delivered to Parent by the Company to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination letter; (v) the most recent summary plan descriptions; and
(vi) written summaries of all non-written Company Plans.

           (c) The Company Plans have been maintained in all material respects in accordance with their terms and with all applicable provisions of ERISA, the Code and other Laws.

           (d) The Company Plans intended to qualify under Section 401(a) or other tax-favored treatment under of Subchapter B of Chapter 1 of Subtitle A of the Code have received a favorable determination or opinion letter from the IRS. To the Knowledge of the Company, nothing has occurred with respect to the operation of the Company Plans that would reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any material liability, penalty or tax under ERISA or the Code.

           (e) Parent will not have any obligation to make any contribution or other payment to any Multiemployer Plan which it would not have had but for the consummation of the Transactions.

           (f) All contributions required to have been made under any of the Company Plans or by law (without regard to any waivers granted under Section 412 of the Code), have been made, and no accumulated funding deficiencies exist in any of the Company Plans subject to Title IV of ERISA or Section 412 of the Code.

           (g) The "benefit liabilities" as defined in Section 4001(a)(16) of ERISA of each Title IV Plan using the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Title IV Plan do not exceed the assets of such Title IV Plan.

           (h) There are no pending actions, claims or lawsuits arising from or relating to the Company Plans, (other than routine benefit claims), nor does the Company have any Knowledge of facts that could form the basis for any such claim or lawsuit.

           (i) All amendments and actions required to bring the Company Plans into conformity with all of the applicable provisions of the Code, ERISA and other applicable Laws have been made or taken, except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

           (j) None of the Company Plans provide for post-employment life or health coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of the Subtitle B of Title I of ERISA or comparable Law and at the expense of the participant or the participant's beneficiary.

           (k) Except as otherwise provided herein or as set forth in Section
3.11 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan, or (iv) require any contributions or payments to fund any obligations under any Company Plan.

           (l) No individual who performs services for the Company (other than through a contract with an organization) and who has not been treated by the Company as an employee of the Company for Tax purposes is an employee of the Company for such purposes.

           (m) None of the employees of the Company is represented in his or her capacity as an employee of the Company by any labor organization. The Company has not recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. There is no union organization activity involving any of the employees of the Company pending or, to the Knowledge of the Company, threatened, nor has there ever been union representation involving any of the employees of the Company. There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company pending or, to the Knowledge of the Company, threatened. There are no complaints, charges or claims against the Company pending or, to the Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company, of any individual. Except as disclosed on
Schedule 3.11(m) of the Company Disclosure Schedule, the Company is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax. There has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company since January 1, 2005.

           SECTION 3.12 Environmental Matters.

           (a) The Company is, and has been, in compliance with all applicable Environmental Laws in all material respects, (B) there is no claim, investigation, suit, action or other proceeding relating to or arising under any Environmental Law that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the

Company, (C) the Company has not received any written notice of, or entered into or assumed, by Contract or operation of Law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws, and (C) no facts, circumstances or conditions exist with respect to the Company or any property currently (or, to the Knowledge of the Company, formerly) owned, operated or leased by the Company relating to the disposal or treatment of Hazardous Materials, or with respect to any property to or at which the Company transported or arranged for the disposal or treatment of Hazardous Materials, that would reasonably be expected to result in the Company incurring Environmental Liabilities. The Company has made available to Parent correct and complete copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities relating to the Company.

           (b) For purposes of this Agreement:

                (i) "Environmental Laws" means all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Materials, or to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents, and any transfer of ownership notification or approval statute (including the Industrial Site Recovery Act (N.J. Stat. Ann. ss. 13:1K-6 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

                (ii) "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

                (iii) "Hazardous Materials" means any material, substance of waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous", "toxic", a "pollutant", a "contaminant", "radioactive" or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

                (iv) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

           SECTION 3.13 Contracts.

           (a) Set forth in Section 3.13(a) of the Company Disclosure Schedule is a list of each Contract of the following type, or having the following terms, to which the Company is a party:

                (i) a Contract that purports to limit, curtail or restrict the ability of the Company or any of its existing or future Affiliates to compete in any geographic area or line of business or restrict the Persons to whom the Company or any of its existing or future Affiliates may sell products or deliver services,

                (ii) a partnership or joint venture agreement,

                (iii) a Contract for the acquisition, sale or lease of properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2005, in each case involving consideration in excess of $100,000,

                (iv) a Contract with any (A) Governmental Authority or (B) director or officer of the Company,

                (v) a loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company,

                (vi) a financial derivatives master agreement or confirmation, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities,

                (vii) a voting agreement or registration rights agreement relating to securities of the Company,

                (viii) a mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any property or assets of the Company,

                (ix) a customer or client Contract

                (x) a Contract (other than customer or client Contract) that involves for 2005 or 2006 consideration (whether or not measured in cash) of greater than $500,000 or has a duration extending beyond December 31, 2006 unless it may be terminated by the Company without penalty;

                (xi) a collective bargaining agreement,

                (xii) a "standstill" or similar agreement,

                (xiii) to the extent material to the business or financial condition of the Company, taken as a whole, any (A) lease or rental Contract,
(B) product design or development Contract, (C) license or royalty Contract, (D) merchandising, sales representative or distribution Contract,

                (xiv) a Contract granting a right of first refusal or first negotiation,

                (xv) a Contract providing for indemnification of any Person, other than any Contract described above containing indemnification provisions, and

                (xvi) any commitments or agreements to enter into any of the foregoing

(the Contracts and other documents required to be listed on Section 3.13(a) of the Company Disclosure Schedule, together with any and all other Contracts of such type entered into in accordance with Section 5.2, each a "Material Contract"). The Company has heretofore made available to Parent correct and complete copies of each Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material "side letters" and similar documentation relating thereto.

           (b) Each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, against any other party thereto, in each case subject to the Bankruptcy and Equity Exception. Except as disclosed in Section 3.13(b) of the Company Disclosure Schedule, the Company is not in default under any Material Contract nor, to the Knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder on the part of the Company. To the Knowledge of the Company, no other party to any Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder. Except as disclosed in
Section 3.13(b) of the Company Disclosure Schedule, the Company has not received any written notice of termination or cancellation under any Material Contract, received any notice of any material breach or default under any Material Contract which breach has not been cured, or granted to any third party any rights, adverse or otherwise, that would constitute a material breach of any Material Contract.

           (c) Section 3.13(c) of the Company Disclosure Schedule sets forth an accurate and complete list of (x) all contracts between the Company and customers or clients of the Company which (y) give rise to a right of termination by such customer or client as a result of the Transactions (i.e. as a result of change in control provisions) (the "Change In Control Customer Contracts" ). Since the Balance Sheet Date, and (subject to the last sentence hereof) other than as a result of, or in connection with, the negotiation, execution, announcement or performance of this Agreement (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners or employees) or any action taken (or any failure to act) by Parent or Merger Sub, no customer or client identified on
Section 3.13(a) of the Company Disclosure Schedule pursuant to clause (ix) thereof has terminated its relationship with the Company or materially reduced or changed the pricing or other terms of its business with the Company and, to the Knowledge of the Company, no such customer has notified the Company in writing that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Company. Except as disclosed in Section 3.13(c) of the Company Disclosure Schedule, the Company has not received any written notice of its failure to satisfy, and to the Knowledge of the Company, the Company has satisfied any performance standards under any Material Contract where it is required to do so in order to receive any fees or other payments at the levels at which it has received fees or payments under such Contract in the last or the current fiscal year and is not required to return any fees or payments received by it or to provide credits against any future fees or payment that would otherwise be due to it under any such Contract, nor is it subject to any penalties under any such Contract, by reason of its failure to satisfy any performance standard contained in such Contract. It is understood and agreed that the foregoing provisions regarding the negotiation, execution, announcement or performance of this Agreement do not qualify, and shall not have the effect of relieving the Company from, identifying on Schedule 3.13(c) all of the Change in Control Customer Contracts.

           SECTION 3.14 Title to Properties. The Company (i) has good and valid title to all real properties and all other material properties and other assets which are reflected on the most recent consolidated balance sheet of the Company as being owned by the Company (or acquired after the date thereof) (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of all Liens except (x) statutory liens securing payments not yet due, (y) security interests, mortgages and pledges that secure indebtedness that is reflected in the most recent consolidated financial statements of the Company and (z) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair the Company's business operations as presently conducted (any Lien described in (x), (y) or (z) above, a "Permitted Lien"), and (ii) is the lessee or sublessee of all leasehold estates and leasehold interests in all properties or assets which are used in the Company's business and not owned by the Company as referred to in the foregoing clause (i). The Company enjoys peaceful and undisturbed possession under all such leases in all material respects.

           SECTION 3.15 Intellectual Property.

           (a) For purposes of this Agreement:

                (i) "Company Intellectual Property" means all Intellectual Property Rights used by the Company in the conduct of the business of the Company, or owned or held for use by the Company.

                (ii) "Company Technology" means all Technology used by the Company in the conduct of the business of the Company, or owned or held for use by the Company.

                (iii) "Intellectual Property Rights" shall mean all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (A) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, "Patents"); (B) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing (collectively, "Marks"); (C) copyrights, whether registered or unregistered (including copyrights in computer software programs) and registrations and applications therefor (collectively, "Copyrights"); (D) confidential and proprietary information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions, concepts, trade secrets, discoveries, ideas and technical data and information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, "Trade Secrets"); and (E) all applications, registrations and permits related to any of the foregoing clauses (A) through
(D).

                (iv) "Publicly Available Software" means any open source or free Software (including any Software licensed pursuant to a GNU public license) or other Software that requires as a condition of use, modification or distribution that other Software incorporated into, derived from or distributed with such Software (a) be disclosed or distributed in source code form or (b) be licensed for the purpose of making derivative works

                (v) "Software" means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, and any descriptions, flow charts and other documentation used in the ordinary course of business in the use thereof.

                (vi) "Technology" means, collectively, designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software (whether in source code, object code or human readable form), databases and data collections, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein.

           (b) Section 3.15(b) of the Company Disclosure Schedule sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registrations of any Marks, registered Copyrights and pending applications for registration of any Copyrights, in each case, owned or filed by the Company. Section 3.15(b) of the Company Disclosure Schedule lists the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed.

           (c) The Company is the sole and exclusive owner of, or has valid and continuing rights to use, sell and license, all of the Company Intellectual Property and Company Technology, in each case, owned or purported to be owned by or licensed to the Company. The use, practice or other commercial exploitation of the Company Intellectual Property by the Company, the manufacturing, licensing, marketing, importation, offer for sale, sale or use of the Company Technology, and the operation of the Company's business does not infringe, violate, or misappropriate any Intellectual Property Rights of any third Person. Except as disclosed in Section 3.15(c) of the Company Disclosure Schedule, the Company is not a party to or the subject of any pending or, to the Knowledge of the Company, threatened suit, action, investigation or proceeding which involves a written claim (A) against the Company, of infringement, unauthorized use, or violation of any Intellectual Property Rights of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property owned by the Company or (B) contesting the right of the Company to use, sell, exercise, license, transfer or dispose of any Company Intellectual Property or Company Technology, or any products, processes or materials covered thereby in any manner.

           (d) To the Knowledge of the Company, no Person (including employees and former employees of the Company) is infringing, violating, misappropriating or otherwise misusing any Company Intellectual Property, and the Company has not made any such written claims against any Person (including employees and former employees of the Company).

           (e) No Trade Secret of the Company as presently conducted has been authorized to be disclosed or has been actually disclosed by the Company to any employee or any third Person other than pursuant to a confidentiality or non-disclosure agreement restricting the disclosure and use of the Company Intellectual Property or Company Technology. The Company has taken reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Trade Secrets and any other non-public, proprietary or confidential information of the Company.

           (f) Section 3.15(f) of the Company Disclosure Schedule sets forth a correct and complete list of all Software that is (i) owned exclusively by the Company or (ii) used by the Company in its business and not exclusively owned by the Company or available on reasonable terms through commercial distributors or in consumer retail stores.

           (g) Except as set forth in Section 3.15(g) of the Company Disclosure Schedule, no Publicly Available Software (including, without limitation, all derivative works thereof) (i) forms part of the Technology owned by the Company,
(ii) is, in whole or in part, embodied or incorporated into any of the Company's products, or (iii) was or is used in connection with the development or modification of any Technology owned by the Company or any of the Company's products.

           (h) The Company owns, leases or licenses all Software, hardware, databases, computer equipment and other information technology (collectively, "Computer Systems") that are necessary for the operations of the Company's business. The Computer Systems have not failed to any material extent and, to the Knowledge of the Company, the data which they process has not been corrupted. Except as disclosed in Section 3.15(h) of the Company Disclosure Schedule, the data storage and transmittal capability, functionality and performance of the Computer Systems as a whole are adequate for the conduct of the Company's business as it has been conducted in the ordinary course. The Company has taken reasonable steps in accordance with industry standards to preserve the availability, security and integrity of the Computer Systems and the data and information stored on the Computer Systems. The Company maintains sufficiently clear documentation regarding all Computer Systems, their methods of operation, and their support and maintenance.

           SECTION 3.16 Insurance. Section 3.16 of the Company Disclosure Schedule sets forth a summary of the material insurance policies held by, or for the benefit of, the Company as of the date of this Agreement, including the underwriter of such policies and the amount of coverage thereunder (collectively, the "Policies") and the Policies are in full force and effect. The Company is not in breach or default, and has not taken any action (or failed to take any action) which, with notice or the lapse of time, would constitute such a breach r default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies.

           SECTION 3.17 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company.

           SECTION 3.18 Health Care Regulatory Compliance.

           (a) No Litigation Relating to Licensing Matters. The Company is not involved in any litigation, proceeding, or investigation by or with any Governmental Authority relating to any license or permit required, or alleged by such Governmental Authority to be required, for the operation of its business which, if determined or resolved adversely, would prevent it from doing business with any Governmental Authority or any Person regulated by a Governmental Authority or have an adverse impact on the ability of the Company to conduct business, other than any local licensing matter that is purely incidental in nature.

           (b) Fraud and Abuse. The Company and, to the Knowledge of the Company, its officers, directors, employees and shareholders, have not knowingly engaged in any activities that are prohibited under (i) 42 U.S.Code. Section 1320a-7a and 7b, or the regulations promulgated pursuant to such statutes or similar or related state or local statutes or regulations or (ii) by rules of professional conduct or which otherwise constitute fraud, including the following: (w) making or causing to be made a false statement or misrepresentation of a material fact in any application for any healthcare benefit or payment; (x) making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any health care benefit or payment; (y) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any healthcare benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and (z) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by the Federal Health Care Programs (as defined below) or any private payor source or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by the Federal Health Care Programs or any private payor source. For the purposes of this Agreement, the term "Federal Health Care Programs" means the Medicare program, the Medicaid program and the TRICARE program.

           (c) Third-Party Payors. All contracts with third-party payors were entered into by the Company in the ordinary course of business. The Company has properly charged and billed in accordance with the terms of those contracts in all material respects, including, where applicable, billing and collection of all deductibles and co-payments.

           (d) HIPAA Compliance. The Company is in all material respects in compliance, to the extent currently applicable, with the provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and all regulations promulgated pursuant to HIPAA, including the Transaction Code Set Standards, the Privacy Rules and the Security Rules set forth at 45 C.F.R. Parts 160 and 164.

           SECTION 3.19 Accounts and Notes Receivable and Payable.

           (a) All accounts and notes receivable of the Company have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms. None of the accounts or the notes receivable of the Company (i) are subject to any setoffs or counterclaims or (ii) represent obligations for goods or services subject to any repurchase, return, refund or rebate arrangement.

           (b) All accounts payable of the Company reflected in the Balance Sheet or arising after the date thereof and existing on the date hereof are the result of bona fide transactions in the ordinary course of business consistent with past practice and have been paid or are not yet due and payable.

           SECTION 3.20 Related Party Transactions. Except as set forth on
Section 3.20 of the Company Disclosure Schedule, no employee, officer, director, stockholder, partner or member of the Company, or, to the Knowledge of the Company, any member of his or her immediate family or any of their respective Affiliates ("Related Persons") (i) owes any amount to the Company nor, to the Company's Knowledge, does the Company owe any amount to, or has the Company made or committed to make any loan or guarantee of any credit or performance to or for the benefit of, any Related Person, (ii) is involved in any business arrangement or other relationship with the Company (whether written or oral) (other than in its capacity as an employee, director, stockholder, partner or member of the Company), (iii) owns any property or right, tangible or intangible, that is used by the Company, or (iv) to the Company's Knowledge, has any claim or cause of action against the Company.

           SECTION 3.21 Banks; Power of Attorney. Section 3.21 of the Company Disclosure Schedule contains a complete and correct list of the names and locations of all banks in which Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Section 3.21 of the Company Disclosure Schedule, no person holds a power of attorney to act on behalf of the Company.

           SECTION 3.22 Certain Payments. Except in a manner in compliance with Law in all material respects, neither the Company nor, to the Knowledge of the Company, any director, officer, employee or other Person associated with or acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for the Company, (ii) to pay for favorable treatment for business secured by the Company, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in material violation of any Law, or (b) established or maintained any fund or asset with respect to the Company that has not be recorded in the books and records of the Company.

           SECTION 3.23 Full Disclosure. No representation or warranty of the Company contained in this Agreement or any of the Company Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

           SECTION 3.24 Disclaimer of Other Representations and Warranties; Knowledge.

           (a) THE COMPANY HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OF THE COMPANY OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III.

           (b) Without limiting the generality of the foregoing, neither the Company nor any representative of the Company has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business of the Company made available to Parent and Merger Sub, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement and the transactions contemplated hereby. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to any offering memorandum or similar materials made available by the Company and its representatives, are not and shall not be deemed to be or to include representations or warranties of the Company, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement and the transactions contemplated hereby.

                                   ARTICLE IV
             Representations and Warranties of Parent and Merger Sub
             -------------------------------------------------------

           Parent and Merger Sub hereby jointly and severally make to the Company the representations and warranties contained in this Article IV.

           SECTION 4.1 Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.

           SECTION 4.2 Authority; Noncontravention.

           (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors (and in the case of Merger Sub have been approved by Parent as the sole stockholder of Merger Sub) and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

           (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 are obtained and the filings referred to in Section 4.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority or any arbitration award applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in each case for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent (a "Parent Material Adverse Effect").

           SECTION 4.3 Governmental Approvals. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (ii) filings required under, and compliance with other applicable requirements of, the HSR Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

           SECTION 4.4 Ownership and Operations of Merger Sub. Parent owns on the date hereof beneficially and of record all of the outstanding capital stock of Merger Sub and, on the Closing Date, will own beneficially, directly or indirectly through one or more other wholly-owned direct or indirect subsidiaries, all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

           SECTION 4.5 Brokers and Other Advisors. Except as set forth on
Schedule 4.5, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

           SECTION 4.6 Required Financing. Parent and Merger Sub have sufficient currently-available funds on hand to consummate the Merger, including, without limitation, to (a) pay the Merger Consideration pursuant to Sections 2.1 and 2.2, and (b) pay any fees and expenses in connection with the Merger or the financing thereof.

           SECTION 4.7 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub and neither Parent nor Merger Sub is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Authority that, in either case, would be reasonably likely, individually or in the aggregate, to (a) prevent or materially delay the consummation of the Merger or (b) otherwise prevent or materially delay performance by Parent or Merger Sub of any closing condition set forth in Section 6.2(d) hereof or of their material obligations under this Agreement.

           SECTION 4.8 Inspection; No Other Representations. Each of Parent and Merger Sub is an informed and sophisticated entity, and has engaged expert advisors experienced in the evaluation and acquisition of companies such as the Company as contemplated hereunder. Each of Parent and Merger Sub has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the Transactions. Parent and Merger Sub have received all materials relating to the business of the Company that they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by the Company hereunder or to otherwise evaluate the merits of the transactions contemplated hereby. Each of Parent and Merger Sub acknowledges that the Company has given such person complete and open access to the key employees, documents and facilities of the Company. The Company and its representatives have answered to Parent's and Merger Sub's satisfaction all inquiries that Parent, Merger Sub or their representatives have made concerning the business of the Company or otherwise relating to the transactions contemplated hereby. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that (a) the Company does not make any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Parent or Merger Sub of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company or (ii) any other information or documents made available to Parent or Merger Sub or their counsel, accountants or advisors with respect to the Company or any of their respective businesses, assets, liabilities or operations, except as expressly set forth in this Agreement, and (b) neither Parent nor Merger Sub has relied or will rely upon any of the information described in subclauses (i) and (ii) of clause (a) above in executing, delivering and performing this Agreement and the transactions contemplated hereby.

                                    ARTICLE V
                       Additional Covenants and Agreements
                       -----------------------------------

           SECTION 5.1 Communications with and from Company Stockholders. The Company shall promptly provide to Parent a copy of any written communications regarding the Merger or this Agreement sent by the Company to any stockholder of the Company or received by the Company from any stockholder.

           SECTION 5.2 Conduct of Business. Except as expressly permitted by this Agreement, as required by applicable Law or as permitted by the prior written consent (which shall not be unreasonably withheld) of the Parent, during the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, the Company shall: (i) conduct its business in the ordinary course consistent with past practice in all material respects, (ii) comply in all material respects with all applicable Laws and the requirements of all Material Contracts, (iii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it, including to retain the services of its present officers and key employees, and
(iv) keep in full force and effect all material insurance policies maintained by the Company, other than changes to such policies made in the ordinary course of business. Without limiting the generality of the foregoing, except as expressly permitted or required by this Agreement, as required by applicable Law or as specified in Schedule 5.2 or permitted by the prior written consent (which shall not be unreasonably withheld) of the Parent, during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, the Company shall not:

           (a) (i) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that (A) the Company may issue shares of Company Common Stock upon the exercise of Options that are outstanding on the date of this Agreement and in accordance with the terms thereof, (B) the Company may issue shares of Company Preferred Stock upon the exercise of Warrants that are outstanding on the date of this Agreement in accordance with such Warrants' terms, (C) shares of Class B Common Stock may be issued to holders of Series C Preferred Stock or Series C Warrants who elect to convert such shares of Series C Preferred Stock or exercise such Warrants, as applicable, and (C) shares of Class B Common Stock and Series E Preferred Stock may be issued to holders of Series D Preferred Stock or holders of Series D Warrants who elect to convert such shares of Series D Preferred Stock or exercise such Warrants, as applicable; (ii) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; (iii) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such; (iv) split, combine, subdivide or reclassify any shares of its capital stock or (v) amend (including by reducing the exercise price or extending the term) or waive any of its rights under, any provision of the Stock Plans or any Option issued thereunder;

           (b) incur or assume any indebtedness for borrowed money or guarantee any indebtedness (or enter into a "keep well" or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, other than any overdraft borrowings by the Company incurred in the ordinary course of business in amounts not in excess of $10,000 in the aggregate outstanding at any time under existing credit agreements listed on Section 3.13(a) of the Company Disclosure Schedule;

           (c) sell, transfer, lease, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction), other than for Permitted Liens, any of its properties or assets to any Person, except (i) pursuant to Contracts in force on the date of this Agreement and listed on Section 5.2(c) of the Company Disclosure Schedule, correct and complete copies of which have been made available to Parent, or (ii) dispositions of obsolete or worthless assets;

           (d) make any capital expenditures, except in the ordinary course of business consistent with past practice and in an amount not in excess of $50,000 in the aggregate for the Company during any three consecutive month period;

           (e) directly or indirectly acquire (i) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person or (ii) except as permitted under Section 5.2(d), otherwise acquire any assets except in the ordinary course of business consistent with past practice, provided, further, that no such acquisition in the ordinary course of any assets that, individually, have a purchase price in excess of $10,000 or any group of related assets that, in the aggregate, have a purchase price in excess of $ 40,000 shall be made without reasonable prior notice to Parent and shall not be made over the Parent's objection (which shall not be unreasonably interposed);

           (f) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person;

           (g) (1) enter into, terminate or amend in any material respect any Contract with a customer or client or, other than in the ordinary course of business consistent with past practice, any other Material Contract or any other Contract that is material to the Company, (2) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Affiliate of the Company, from engaging in any line of business or in any geographic area, (3) enter into any Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions, or (4) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement or fail to take all action necessary to enforce each such confidentiality, standstill and similar agreement (in each case, other than any such agreement with Parent);

           (h) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, program, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate, other than (1) as required pursuant to applicable Law or the terms of an agreement, plan or program identified in Section 3.11(a) of the Company Disclosure Schedule, (2) increases in salaries, wages and benefits of non-management employees made in the ordinary course of business and in amounts and in a manner consistent with past practice, (3) acceleration of the vesting of Options outstanding on the date hereof and (4) as described on Schedule 5.2 of the Company Disclosure Schedules;

           (i) make or change any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling;

           (j) make any changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

           (k) amend the Company Charter Documents;

           (l) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

           (m) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company or incurred since the date of such financial statements in the ordinary course of business consistent with past practice (provided, that the foregoing shall not require the Company to obtain the consent of Parent for the settlement of the performance disputes disclosed on Exhibit 9.12 attached hereto, so long as the cost of such settlement does not exceed the amounts required to be accrued for such settlement as provided by such exhibit and such settlement does not otherwise impose any restrictions or impose any other burden on the Company's business);

           (n) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) or to customers or clients without the prior approval of Parent, except for communications that do not relate to the Transactions;

           (o) settle or compromise any litigation, proceeding or investigation material to the Company (this covenant being in addition to the Company's agreement set forth in Section 5.9); or

           (p) [intentionally omitted];

           (q) enter into, modify or terminate any labor or collective bargaining agreement of the Company or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company;

           (r) enter into, or modify, amend or terminate, any Contract which (1) would have a term of more than one year (unless the Company or the Subsidiary may cancel such Contract in its discretion without incurring any liability) or
(2) could reasonably be expected to have a Company Material Adverse Effect (provided, however, that in no event will the Company be considered in breach of this clause (ii) in connection with entering into a Contract after the date hereof for which it has received the written consent of Parent); or

           (s) agree, in writing or otherwise, to take any of the foregoing actions, or intentionally take, or agree to take, any action which would (1) cause any of the representations or warranties of the Company set forth in this Agreement to be untrue in any material respect or (2) in any material respect impede or delay the ability of the Company to satisfy any of its conditions to the Merger set forth in this Agreement.

For purposes of the Company seeking to obtain the consent of Parent where required by any of the foregoing provisions of this Section, the parties acknowledge and agree that Parent shall designate one person, who shall initially be Rene Lerer, Parent's Chief Operating Officer, as the individual authorized to provide the Company with any such consent, and the Parent agrees to cause such individual to respond to a request for any such consent from the Company on a reasonably prompt basis.

           SECTION 5.3 No Solicitation by the Company; Etc.

           (a) The Company shall, and shall cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal. The Company shall not, and shall cause its Representatives not to, directly or indirectly (i) solicit, initiate, cause, facilitate or knowingly encourage (including by way of furnishing information) any inquiries or proposals that constitute, or would reasonably be expected to lead to, a Takeover Proposal, and use its commercially reasonable efforts to obtain the return form all such Persons, or to cause the destruction of, all copies of confidential information previously provided to such parties by the Company or its Representatives, (ii) participate in any discussions or negotiations with any third party regarding a Takeover Proposal or (iii) enter into any agreement related to a Takeover Proposal; provided, however, that if, after the date hereof, the Board of Directors of the Company receives an unsolicited, bona fide written Takeover Proposal made after the date hereof in circumstances not involving a breach of this Agreement, and the Board of Directors of the Company, by majority vote of the entire Board, reasonably determines in good faith that such Takeover Proposal may reasonably be expected to lead to a Superior Proposal and with respect to which such Board determines in good faith, after consulting with and receiving the advice of outside counsel, that the taking of such action is necessary in order for such Board to comply with its fiduciary duties to the Company's stockholders under Delaware law, then the Company may, after providing Parent not less than 24 hours written notice of its intention to take such actions, (A) furnish information with respect to the Company to the Person making such Takeover Proposal, but only after such Person enters into a customary confidentiality agreement with the Company (which confidentiality agreement must be no less favorable to the Company than the Confidentiality Agreement), provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right of the counterparty to negotiate with the Company and (2) the Company advises Parent of all non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Company delivers to Parent all such information not previously provided to Parent, and (B) participate in discussions and negotiations with such Person regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company's Representatives shall be deemed to be a breach of this Section 5.3 by the Company. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within 24 hours of the execution thereof.

           (b) In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly advise Parent, orally or in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations (or continuation of discussions or negotiations) are sought to be initiated with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall provide Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

           (c) Except as expressly permitted by this Section 5.3(c), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation or the approval or declaration of advisability by such Board of Directors of this Agreement and the Merger and the other transactions contemplated hereby or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize the Company to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 5.3(a)). Notwithstanding the foregoing, the Board of Directors of the Company may make a Company Adverse Recommendation Change in response to an event occurring after the date hereof, if it determines in good faith that the Takeover Proposal constitutes a Superior Proposal and after consulting with and receiving advice from outside counsel, that the failure to make such withdrawal, modification or recommendation would constitute a breach by the Board of Directors of the Company of its fiduciary duties to the Company's stockholders under Delaware law; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal until after the third day following Parent's receipt of written notice from the Company (a "Company Adverse Recommendation Notice") advising Parent that the Board of Directors of the Company intends to make such Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new Company Adverse Recommendation Notice and a new three (3) day period).

           (d) For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than for purposes of this Section Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 15% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or "group" beneficially owning 15% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company; in each case, other than the Transactions.

           (e) Nothing in this Section 5.3 shall prohibit the Board of Directors of the Company from taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act if such Board determines in good faith, after consultation with outside counsel, that failure to so disclose such position would constitute a violation of applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.3(c).

           (f) Notwithstanding the foregoing provisions of this Section that permit the Board of Directors of the Company to make a Company Adverse Recommendation Change, a failure of the Company, upon having taken such action, to perform this Agreement, including to consummate the Merger if the conditions provided by Article VI are satisfied, shall nevertheless constitute a breach of this Agreement.

           SECTION 5.4 Best Efforts.

           (a) Subject to the terms and conditions of this Agreement (including
Section 5.4(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions. For purposes hereof, "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

           (b) In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within three (3) business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Parent covenants and agrees that it shall be solely responsible for any filing or related fees incurred in connection with the aforementioned filings under the HSR Act.

           (c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade

Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions. Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other party and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Transactions.

           (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction or agree to any restriction on its business, and nothing in this Section 5.4 shall (i) limit any applicable rights a party may have to terminate this Agreement pursuant to Section 7.1 so long as such party has up to then complied in all material respects with its obligations under this Section
5.4 or (ii) require Parent to offer, accept or agree to (A) dispose or hold separate any part of its or the Company's businesses, operations, assets or product lines (or a combination of Parent's and the Company's respective businesses, operations, assets or product lines), (B) not compete in any geographic area or line of business, and/or (C) restrict the manner in which, or whether, Parent, the Company, the Surviving Corporation or any of their Affiliates may carry on business in any part of the world.

           SECTION 5.5 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or in the case of the Parent by its listing agreement with Nasdaq as determined in its good faith judgment (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation insofar as practicable with the Company).

           SECTION 5.6 Access to Information; Confidentiality. Subject to applicable Laws relating to the exchange of information, the Company agrees that, prior to the Effective Time or the termination of this Agreement in accordance with Article VII, Parent shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as it reasonably requests and to make extracts and copies of such books and records. Any such investigation by Parent shall not unreasonably interfere with any of the businesses or operations of the Company. Neither Parent nor any of its officers, employees or representatives shall, prior to the Closing Date, have any contact whatsoever with any customer, lender, lessor, vendor, supplier, employee or consultant of the Company, except in consultation with the Company and then only with the express prior approval of the Company, which approval shall not be unreasonably withheld. All requests by Parent for access or information shall be submitted or directed exclusively to an individual or individuals to be designated by the Company. In order that Parent may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company, the Company shall use commercially reasonable efforts to cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company to cooperate fully with such representatives in connection with such review and examination. Except for disclosures permitted by the terms of the Confidentiality Agreement, dated in December 2004, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent and its Representatives shall hold information received from the Company pursuant to this Section 5.6 in confidence in accordance with the terms of the Confidentiality Agreement.

           SECTION 5.7 Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Parent shall give written prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent or the ability of the parties to consummate the Transactions, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Affiliates which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (A) that is qualified as to materiality or Material Adverse Effect to be untrue or (B) that is not so qualified to be untrue in any material respect, and the Company shall as part of such notice include an amendment of the Company Disclosure Schedule to the extent necessary to make the Company Disclosure Schedule true and correct in light of, and as of the time of, such discovery or occurrence or non-occurrence (including the commencement or threat of any action, suit, claim, investigation or proceeding referred to in clause (ii) of this sentence), (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (x) cure any breach of any representation or warranty of the party giving such notice or any non-compliance by the party giving such notice with any other provision contained in this Agreement or (y) limit the remedies available to the party receiving such notice (except as otherwise specifically provided in Section 8.2(a)).

           SECTION 5.8 Indemnification and Insurance.

           (a) From and after the Effective Time, the Parent shall not amend or permit the amendment of the certificate of incorporation or bylaws of the Surviving Corporation, as previously delivered to the Company and the Stockholder Representative, in a way that shall eliminate, limit, impair, reduce or condition the indemnity provided the individuals who at or prior to the Effective Time were directors or officers of the Company (collectively, the "Indemnitees") with respect to any act or omission by any of them in his or her capacity as a director, officer or employee of the Company prior to the Effective Date as such indemnity is provided by the Company Charter Documents as in effect on the date of this Agreement, provided such indemnification is permitted under applicable Law. From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify said directors and officers in respect of acts or omissions occurring prior to the Effective Time to the extent provided in, and in accordance with the terms of, the certificate of incorporation and/or bylaws of the Surviving Corporation and, if applicable, any written indemnification agreements which exists with any such Persons as of the Effective Time (correct and complete copies of which have been made available to the Parent).

           (b) Prior to the Effective Time, after consultation with Parent, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form reasonably acceptable to Parent which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company, so long as the aggregate cost is less than $ 120,000: provided that the Company agrees to cooperate in good faith with Parent in order to obtain the lowest premium for such coverage. In the event that $ 120,000 is insufficient for such coverage, the Company may spend up to that amount to purchase such lesser coverage as may be obtained with such amount. Parent shall cause the Surviving Entity to refrain from taking any act that would cause such coverage to cease to remain in full force and effect.

           (c) The Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8. The provisions of this Section 5.8 are intended to be for the benefit of each Indemnitee and his or her heirs. The obligations under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect any such Indemnitee without his or her written consent.

           (d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.8.

           SECTION 5.9 Securityholder Litigation. The Company shall give Parent the opportunity to participate, prior to the Effective Time, in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to before the Effective Time without Parent's prior consent, which consent shall not be unreasonably withheld.

           SECTION 5.10 Fees and Expenses. Except as may otherwise be provided herein, all fees and expenses incurred in connection with this Agreement, the Merger and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

           SECTION 5.11 Stockholder Notices; Closing of Stock Transfer Books. Promptly after the date hereof, the Company will prepare and distribute to the Company Stockholders the notices required by Sections 228(e) and 262(d)(2) of the DGCL, and any other applicable provisions of the DGCL informing them that appraisal rights are available for their shares pursuant to Section 262 of the DGCL and otherwise complying with all requirements under the DGCL and providing that any notices required to be given thereby for the exercise of any rights thereunder be given not later than the Determination Date. Parent will have the right to review all such notices and statements prior to their distribution. Such materials shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company's obligations pursuant to the first sentence of this Section 5.11 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal. In addition, the Company agrees to immediately notify Parent in writing upon its receipt of any notices or other communications with respect to Dissenting Shares.

           SECTION 5.12 Change In Control Customer Contracts. The Company shall, prior to the Closing Date, (i) notify each third party to the Change In Control Customer Contracts listed on Section 3.13 of the Company Disclosure Schedule of the Transactions and (ii) request a waiver of any termination rights arising as a result of the Transactions from each such party.

           SECTION 5.13 Tax Matters.

           (a) The Company shall prepare (or cause to be prepared) and file (or cause to be filed) when due (taking into account all extensions properly obtained) all Tax Returns required to be filed by or with respect to the Company on or prior to the Closing Date. All such Tax Returns shall be prepared in a manner consistent with past practice; provided that there is a reasonable basis for the positions claimed on such Tax Returns. The Company shall deliver to Parent copies of each such Tax Return at least twenty (20) days prior to the due date for filing such Tax Return, and shall permit Parent to review and approve such Tax Return prior to filing (which approval shall not be unreasonably withheld or delayed); provided that the failure of Parent to deliver a written objection to the Company within 10 days of receipt of such Tax Return shall be deemed to constitute approval. If the parties have not resolved any dispute relating to any such Tax Return prior to the due date for filing such Tax Return, then the Company shall file such Tax Return as prepared, but such filing shall not prejudice the rights of any party to pursue such dispute.

           (b) Following the Closing, Parent shall prepare (or cause to be prepared) and file (or cause to be filed) when due (taking into account all extensions properly obtained) all Tax Returns required to be filed by or with respect to the Company after the Closing Date. All such Tax Returns relating to Pre-Closing Tax Periods and Straddle Periods shall be prepared in a manner consistent with past practice; provided that there is a reasonable basis for the positions claimed on such Tax Returns. Parent shall deliver to the Stockholder Representative copies of each such Tax Return relating to Pre-Closing Tax Periods and Straddle Periods, along with a statement (a "Tax Statement") showing the Seller's share of any Taxes owed that are reflected on such Tax Return (which shall be computed in accordance with the calculation of a Tax Loss), at least twenty (20) days prior to the due date for filing such Tax Return, and shall permit the Stockholder Representative to review and approve such Tax Return and Tax Statement prior to filing (which approval shall not be unreasonably withheld or delayed); provided that the failure of the Stockholder Representative to deliver a written objection to Parent within 10 days of receipt of such Tax Return shall be deemed to constitute approval. If the parties have not resolved any dispute relating to any such Tax Return prior to the due date for filing such Tax Return, then Parent shall file such Tax Return as prepared, but such filing shall not prejudice the rights of any party to pursue such dispute.

           (c) Not later than two (2) days prior to the due date for the payment of Taxes on any Tax Returns relating to Pre-Closing Periods or Straddle Periods for which Parent has the responsibility to file (or cause to be filed), the Stockholder Representative shall cause the Escrow Fund to pay to Parent the amount shown on the corresponding Tax Statement; provided, however, that in the event that the Stockholder Representative disputes the amount shown on the Tax Statement, the dispute resolution provisions of Section 8.3 shall apply and, as shall be provided in the Escrow Agreement, the Stockholder Representative shall not be required to cause the Escrow Fund to pay Parent any contested amount in respect of such Tax Returns until the dispute is resolved. No payment pursuant to this Section 5.13(c) shall excuse the Escrow Fund from its indemnification obligations pursuant to Section 8.2 if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns exceeds the amount of the Escrow Fund's payment under this Section 5.13(c).

           (d) Notwithstanding anything to the contrary contained in this Agreement, Parent shall have the sole right to control, through counsel of its own choosing, the defense or settlement of any claim or proceeding relating to a Tax Loss; provided that, with respect to any Tax Loss for which the Escrow Fund shall be liable under the indemnification provisions hereunder, Parent (i) shall keep the Stockholder Representative apprised of all developments relating to such claim or proceeding, (ii) shall provide the Stockholder Representative with copies of all correspondence from any taxing authority relating to any such claim or proceeding, (iii) shall provide the Stockholder Representative in advance with any proposed submission relating to such claim or proceeding, (iv) shall consult with the Stockholder Representative in good faith concerning any such submission and the conduct of the proceeding, and (v) shall not settle any such claim or proceeding without the prior written consent of the Stockholder Representative (which shall not be unreasonably withheld or delayed).

                                   ARTICLE VI
                              Conditions Precedent
                              --------------------

           SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable
Law) on or prior to the Closing Date of the following conditions:

           (a) Antitrust Clearance. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; and

           (b) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority, and no arbitration award, enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal (collectively, "Restraints") shall be in effect.

           SECTION 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (without giving effect to any notice or amendment of the Company Disclosure Schedule made pursuant to
Section 5.7(ii) or (iii) are true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date in which case as of made as of such earlier date; provided, however, that notwithstanding that any representation or warranty of the Company contained herein that has not been qualified by a requirement that it have a Material Adverse Effect has been breached, as determined without giving effect to any other requirement of materiality contained therein, the condition required by this Section 6.1(a) shall be deemed satisfied unless any such breach of a representation or warranty by the Company or all such breaches collectively have a Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

           (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

           (c) No Company Material Adverse Effect. No event, condition or circumstance shall have occurred or been discovered since the date of this Agreement such that there has been any Company Material Adverse Effect.

           (d) No Litigation, Etc. There shall not be any action, investigation, proceeding or litigation instituted, commenced, pending or threatened by or before any Governmental Authority that would, or that seeks to or is reasonably likely to, (i) restrain, enjoin, prevent, prohibit or make illegal the acquisition of some or all of the shares of Company Common Stock by Parent or Merger Sub or the consummation of the Merger or the other Transactions, (ii) impose limitations on the ability of Parent or its Affiliates effectively to exercise full rights of ownership of all shares of the Surviving Corporation including the right to vote all such shares on all matters properly presented to stockholders, (iii) restrain, enjoin, prevent, prohibit or make illegal, or impose limitations on, Parent's or any of its Affiliates' ownership or operation of all or any material portion of the businesses and assets of the Company or, as a result of the Transactions, restrain, enjoin, prevent, prohibit or make illegal, or impose limitations on, any portion of the business or assets of Parent or any of its Subsidiaries or , (iv) result in a Governmental Investigation being commenced or continued after the Effective Time or in Governmental Damages being imposed on the Surviving Corporation or Parent or any of their respective Affiliates, (v) as a result of the Transactions, compel Parent or any of its Affiliates to dispose of any shares of the Surviving Corporation or to dispose of or hold separate any material portion of the businesses or assets of the Company and its Subsidiaries (taken together as a whole), or (vi) impose damages (other than Governmental Damages referred to in the foregoing clause (iv) of this sentence) on Parent or any of its Subsidiaries or on the Company as a result of the Transactions in amounts that are material in relation to the Company or the Transactions. As used herein, (i) "Governmental Damages" shall mean (A) any penalties or fines paid or payable to a Governmental Authority or (B) any restitution paid or payable to a third party, in either case as a result of the (x) conviction (including as a result of the entry of a guilty plea, a consent judgment or a plea of nolo contendere) of the Company or any of its Subsidiaries of a crime or (y) a settlement with a Governmental Authority for the purpose of closing a Governmental Investigation; provided, however, that any de minimis penalties, fines or payments shall not be deemed to be Governmental Damages; and (ii) "Governmental Investigation" shall mean an investigation by a Governmental Authority for the purpose of imposing criminal sanctions.

           (e) Appraisal Rights. Appraisal rights shall not have been exercised and notice of the intention to exercise such rights shall not have been given in accordance with the provisions of Section 262(d) of the DGCL by holders of the Company Common Stock and Company Preferred Stock with respect to, in the aggregate and in the case of Preferred Stock convertible to Common Stock on an as-if-converted basis, more than five percent (5%) of the issued and outstanding shares of Company Common Stock as of immediately prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

           (f) Required Consents. The Company shall have obtained all material third party consents, waivers and approvals listed on Schedule 6.2(f) of the Company Disclosure Schedule, each such consent, waiver and approval being in form and substance reasonably satisfactory to Parent and not requiring as a term thereof or condition thereto any materially adverse condition or requirement on the conduct of business by the Company, any of its Subsidiaries, Parent or any of its subsidiaries.

           (g) Employment Agreements. Each officer of the Company identified on
Exhibit 6.2(g) shall have duly entered into, executed and delivered to Parent, for the benefit of Parent and the Surviving Corporation, an employment agreement, including a release of any claims of liability against the Surviving Corporation or Parent, and such amendment of the agreements or instruments governing his Modified Options, effective as of the Closing, as is provided by
Exhibit 6.2(g).

           (h) FIRPTA Certificate. Parent shall have received a statement issued by the Company in compliance with Treasury Regulation Section 1.1445-2(c)(3) and in a form reasonably satisfactory to Parent certifying that the Company Stock is not a U.S. real property interest.

           (i) Good Standing Certificates. The Company shall have delivered, or caused to be delivered, to Parent certificates of good standing as of a recent date with respect to the Company issued by the Secretary of State of the State of Delaware and appropriate certificate attesting to its authorization to do business in each state in which the Company is qualified to do business as a foreign corporation (except for such states the failure to qualify in which would not be reasonably expected to have a Material Adverse Effect on the Company).

           SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or Parent Material Adverse Effect shall be true and correct, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

           (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

           SECTION 6.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in
Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied as grounds for its not consummating the Merger when otherwise required hereunder if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other Transactions, as required by and subject to the provisions of Section 5.4.

                                   ARTICLE VII
                                   Termination
                                   -----------

           SECTION 7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

           (a) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors (or a duly authorized committee thereof); or

           (b) by either of the Company or Parent:

                (i) if the Merger shall not have been consummated on or before February 28, 2006, except that, in the event the Closing has not occurred by such date solely because the Governmental Approvals referred to in Schedule 6.2(f) of the Company Disclosure Schedule have not been received by such date, such date shall automatically be extended to March 31, 2005 (the "Walk-Away Date"), provided, however, that the right to terminate this Agreement under this
Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under this Agreement; or

                (ii) if any injunction or restraining order having the effect set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable; or

           (c) by Parent:

                (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or (b) and (B) is not cured by the Company within 15 business days following receipt of written notice from Parent of such breach or failure or is incapable of being cured before the Walk-Away Date; or

                (ii) if (A) the Company shall have violated Section 5.3 in any material respect, (B) a Company Adverse Recommendation Change shall have occurred or (C) the Board of Directors of the Company or an authorized committee thereof (1) shall not have rejected any Takeover Proposal within seven days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance by the Company's stockholders of a tender offer or exchange offer, which shall constitute a failure to reject such Takeover Proposal) or (2) shall have failed to reconfirm the Company Board Recommendation within three days after receipt of a written request from Parent that it do so if such request is made following the making by any Person of a Takeover Proposal; or

           (d) by the Company if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (1) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or (b) and (2) is not cured by Parent within 15 business days following receipt of written notice from the Company of such breach or failure or is incapable of being cured before the Walk-Away Date.

           SECTION 7.2 Means and Effect of Termination. In the event a party wishes to terminate this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the first sentence of Section 3.17, the last sentence of Sections 5.6 and 5.10, this Section 7.2,
Section 7.3 and, insofar as pertinent to the application thereof, Article IX, all of which shall survive termination of this Agreement), and there shall be no other liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates in connection therewith, provided that nothing herein shall relieve any party from liability for fraud or any willful breach of this Agreement.

           SECTION 7.3 Termination Fee.

           (a) In the event that:

                (i) (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal, (B) thereafter, this Agreement is terminated by the Company pursuant to Section 7.1(b)(i), (C) Parent has not breached this Agreement in any material respect and (D) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within twelve (12) months after the date this Agreement is terminated;

                (ii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii); or

                (iii) (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal and thereafter, (B) this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) in circumstances not covered by Section 7.3(c)(ii), and the Company's breach or failure triggering such termination shall have been willful, and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within twelve (12) months of the date this Agreement is terminated;

then in any such event under clause (i), (ii) or (iii) of this Section 7.3(a), the Company shall pay to Parent a termination fee of $5,000,000 in cash (the "Termination Fee"). The right of the Company to receive a Termination Fee as provided by this Section 7.3 shall not limit any right Parent may have to receive damages or to any other remedy or relief by reason of any breach by the Company of this Agreement (but the receipt by Parent of a Termination Fee may be considered in determining the amount of damages sustained by Parent as a result of such breach).

           (b) Any payment required to be made pursuant to clause (i), (ii) or
(iii) of Section 7.3(a) shall be made to Parent promptly following either the termination of this Agreement in the case referred to Section 7.3(a)(ii) or the execution of a definitive agreement with respect to a Takeover Proposal in the cases referred to in Sections 7.3(a)(i) or (iii). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

           (c) In the event that the Company shall fail to pay the Termination Fee pursuant to Sections 7.3(a) and (b) when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank's Prime Lending Rate plus four percent (4%) (four hundred basis points). In addition, if the Company shall fail to pay such fee when due, the Company shall also pay to Parent all of Parent's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee.

           (d) The Company acknowledges that the fee and the other provisions of Sections 7.3(a), (b) and (c) are an integral part of the Transactions and that, without the Company's agreement to these provisions, Parent would not enter into this Agreement.

                                  ARTICLE VIII
           Survival of Representations and Warranties; Indemnification
           -----------------------------------------------------------

           SECTION 8.1 Survival of Representations and Warranties.

           (a) The representations and warranties of the Company contained in this Agreement shall survive the Closing until the date which is eighteen (18) months following the Closing Date (the "Expiration Date" ), whereupon all of such representations and warranties shall expire. Any claim for a Loss asserted in good faith on or prior to the Expiration Date which sets forth in a written notice given to the Stockholder Representative in reasonable detail (based on the facts then available) the nature and estimated scope of such claim will be timely made for purposes hereof. Any claim for indemnification with respect to any of such matters that is not asserted by such notice on or prior to the Expiration Date may not be pursued and is hereby irrevocably waived after such time.

           (b) All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing Date shall survive the Closing Date in accordance with their terms. All covenants and agreements that contemplate performance prior to the Closing Date shall not survive the Closing Date; provided, however, that if any such covenant or agreement is breached on or prior to the Closing Date, the non-breaching party shall, subject to Section 8.4, retain all rights and remedies hereunder with respect to such breach following the Closing Date.

           SECTION 8.2 Indemnification.

           (a) Indemnification. Until the Expiration Date (except as provided in
Section 8.3(b)) and subject to the provisions of this Article VIII, the Escrow Fund shall be available in the manner provided in the Escrow Agreement to indemnify, defend and hold harmless Parent, the Surviving Corporation, and their respective subsidiaries, directors, officers, employees, consultants, independent contractors, agents and representatives (the "Parent Indemnified Parties") from and against any and all Losses (irrespective of whether or not such Losses arise out of or in connection with a third party claim) to the extent, but only to the extent, relating to, resulting from or arising out of:

                (i) any failure of the representations and warranties made by the Company set forth in this Agreement or in any Company Document to be true and correct,

                (ii) any breach of any covenant or other agreement on the part of the Company under this Agreement or any Company Document, or

                (iii) any Tax Losses,

such foregoing Losses being referred to herein as "Parent Indemnifiable Losses;" provided, however, that, (x) the Parent Indemnified Parties may not recover any amount for Parent Indemnifiable Losses arising from inaccuracies of, or breaches of, the representations or warranties contained herein (i) unless and until the aggregate amount of all Parent Indemnifiable Losses exceeds $400,000 (the "Deductible"), and then only with respect to Parent Indemnifiable Losses in excess of the Deductible, and (ii) in addition to, and not in limitation or to the exclusion of the application of the Deductible, only in respect of Parent Indemnifiable Losses arising from the inaccuracies of, or breaches of, the representations or warranties contained herein solely by reason of events that occurred in the ordinary course of business of the Company after the date hereof of which notice has been given to Parent by the Company pursuant to Section 5.7, unless and until such Losses exceed $50,000 plus, if the Closing has not occurred by February 3, 2006, an additional amount of $25,000 (such $50,000 or $75,000 amount, as the case may be, the "Additional Deductible"), and then only with respect to such Losses in excess of the Additional Deductible, provided that the Deductible and Additional Deductible shall not apply to breaches of any representations or warranties contained in Sections 3.1, 3.2, 3.3, 3.4 and 3.10), and (y) the sole recourse for Parent Indemnifiable Losses for which the Parent Indemnified Parties shall be entitled to indemnification shall be the Escrow Fund. For purposes of calculating Losses hereunder, after a breach or failure by the Company referred to in Section 8.2(a) or (b) has been established, any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be ignored for purposes of determining the amount of the Loss.

           (b) Additional Limits on Indemnification. Notwithstanding any provision set forth in this Article VIII to the contrary:

                (i) No Parent Indemnified Party shall be entitled to indemnification hereunder with respect to any Losses that are punitive, special or exemplary;

                (ii) Parent acknowledges and agrees that for purposes hereof, Losses shall be calculated based on the amount of Loss that remains after (A) deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by a Parent Indemnified Party from any third party with respect thereto (and a Parent Indemnified Party shall exhaust all of its remedies against applicable insurers, indemnitors or contributors prior to seeking indemnification hereunder or agree to refund any indemnity payment received by it to the extent of any such recovery), and (B) taking into account any Federal, state, local or foreign tax benefits actually realized by such Parent Indemnified Parties that actually reduce cash Taxes payable by such Parent Indemnified Parties within 18 months following the Closing Date by reason of any Loss;

                (iii) No Parent Indemnified Party shall be entitled to indemnification hereunder for any Loss arising from a breach of any representation, warranty or covenant or Tax Loss set forth herein (and the amount of any Loss incurred in respect of such breach shall not be included in the calculation of any limitations on indemnification set forth herein) to the extent that such liability is included in the Estimated Net Working Capital or the Final Net Working Capital; and

                (iv) Each Parent Indemnified Party or Company Indemnified Party, as applicable, shall take all commercially reasonable measures to mitigate all Losses upon and after becoming aware of any event which could reasonably be expected to give rise to Losses.

           SECTION 8.3 Escrow Arrangements.

           (a) Escrow Fund. For the period of its existence as herein provided, the Escrow Fund shall be available to compensate the Parent Indemnified Parties for any Losses incurred or sustained by them and for which they are entitled to recovery under this Article VIII and shall be distributed to Parent for such purpose from time to time as provided by Section 8.3 and the Escrow Agreement.

           (b) Claims for Indemnification. For the purposes hereof, an "Officer's Certificate" shall mean a certificate signed by any officer of Parent and delivered to the Escrow Agent and the Stockholder Representative: (i) stating that Parent has paid, incurred, sustained or accrued, or reasonably anticipates that it will imminently be obligated to pay, incur, sustain or accrue, Losses, (ii) specifying in reasonable detail the individual items of Loss included in the amount so stated, the date insofar as practicable each such item was paid, incurred, sustained or accrued or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or the nature of the Tax Loss to which such item is related, and (iii) the amount of cash to be delivered to Parent (for the benefit of the pertinent Parent Indemnified Party) in compensation for such Losses. Upon receipt by the Escrow Agent at any time on or before the Expiration Date of an Officer's Certificate, the Escrow Agent shall, subject to the provisions of Section 8.3(c) and (d), deliver to Parent, as promptly as practicable, an amount of cash from the Escrow Fund equal to the amount of Losses set forth in such Officer's Certificate; provided, however, that to the extent an Officer's Certificate alleges only the basis for anticipated Losses, no amount shall be distributed until such Losses are actually paid, incurred or sustained. If the Stockholder Representative does not object in writing within the 30-day period set forth in
Section 8.3(c) after delivery by Parent of the Officer's Certificate to the Stockholder Representative, such failure to so object shall constitute an irrevocable acknowledgment by the Stockholder Representative on behalf of the Company Stockholders that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate; provided, however, that to the extent an Officer's Certificate alleges only the basis for anticipated Losses, no amount shall be distributed until such Losses are actually paid, incurred or substantiated (notwithstanding the Stockholder Representative's failure to object in writing).

           (c) Objections to Claims against the Escrow Fund. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered simultaneously to the Stockholder Representative, and for a period of thirty days after such delivery, the Escrow Agent shall make no delivery to Parent of any portion of the Escrow Funds pursuant to Section 8.3(c) unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such 30-day period, the Escrow Agent shall make payment pursuant to Section 8.3(c), provided that no such payment may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 30-day period.

           (d) Resolution of Conflicts; Arbitration.

                (i) If the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses from the Escrow Fund within thirty (30) days after delivery of such Officer's Certificate, then the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

                (ii) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer's Certificate, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. In any such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty
(30)-day period, Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If one party but not the other fails to select an arbitrator during this fifteen
(15)-day period, then the parties agree that the arbitration will be conducted by the one arbitrator selected by the party which has made such a selection.

                (iii) Any such arbitration shall be held in New York, New York under the rules and procedures then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within ten (10) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party. The Stockholder Representative shall be entitled to pay such amounts from the Stockholder Representative Reserve.

                (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The foregoing arbitration provision shall apply to any dispute between the Stockholder Representative and the Parent Indemnified Party under this Article VIII, whether relating to claims upon the Escrow Fund or to the other indemnification obligations set forth in this
Article VIII.

           (e) Third-Party Claims. A Parent Indemnified Party shall give the Stockholders' Representative written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which such Parent Indemnified Party may request indemnification hereunder or as to which the Deductible or, if applicable, Additional Deductible may be applied as soon as is practicable and in any event within fifteen calendar days of the time that such Parent Indemnified Party learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify the Stockholders' Representative shall not affect rights to indemnification hereunder except to the extent that the Company Stockholders are prejudiced by such failure. The Stockholders' Representative shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding (other than a claim for Tax Losses) at its own expense. If the Stockholders' Representative elects to assume the defense of any such claim or proceeding, the Stockholders' Representative shall consult with the Parent Indemnified Party for the purpose of allowing the Parent Indemnified Party to participate in such defense, but in such case the expenses of the Parent Indemnified Party shall be paid by the Parent Indemnified Party. A Parent Indemnified Party shall provide and shall cause the Surviving Corporation to provide, as applicable, the Stockholders' Representative and counsel with reasonable access to its records and personnel relating to any claim or proceeding subject to indemnity hereunder during normal business hours and, if the Stockholder Representative has assumed the defense thereof, shall otherwise cooperate with the Stockholders' Representative in the defense or settlement thereof. Whether or not the Stockholders' Representative elects to direct the defense of any such claim or proceeding, a Parent Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Stockholders' Representative consents in writing to such payment (which consent shall not be unreasonably withheld) or unless the Stockholders' Representative, subject to the last sentence of this Section 8.3(e), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Company Stockholders is entered against Parent Indemnified Party for such liability. If the Stockholders' Representative fails to defend or if, after commencing or undertaking any such defense, the Stockholders' Representative fails to prosecute or withdraws from such defense, Parent Indemnified Party shall have the right to undertake the defense or settlement thereof, and shall be entitled to be reimbursed out of the Escrow Fund for any Losses resulting therefrom.

           (f) The failure of the indemnified party to give reasonably prompt notice of any indemnification claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

           (g) Stockholder Representative Reserve. $250,000 from the Escrow Fund shall be set aside as the Stockholder Representative reserve (the "Stockholder Representative Reserve"). " The Stockholder Representative may, at its sole discretion, apply the Stockholder Representative Reserve in the manner as shall be provided in the Escrow Agreement toward any liability or expenses it incurs hereunder, including expenses incurred in connection with its assumption of the defense of a third party claim as contemplated above.

           SECTION 8.4 Exclusive Remedy. Except as provided in Section 7.2 and this Section 8.4, from and after the Effective Time, resort to indemnification pursuant to this Article VIII and the Escrow Fund shall be the exclusive right and remedy of Parent Indemnified Parties for any Loss arising out of or related to any breach of this Agreement or to the transactions contemplated by this Agreement. Except for claims for equitable relief and claims with respect to fraud solely against the Person or Persons committing or alleged to have committed such fraud, recovery from the Escrow Fund pursuant to this Article VIII shall be the sole and exclusive remedy of the Parent Indemnified Parties for any breach of any provision of this Agreement or any matter that is otherwise indemnifiable hereunder if the Merger contemplated hereby is consummated.

           SECTION 8.5 Tax Losses.

           (a) For purposes of Section 8.2(a)(iii), "Tax Losses" means any and all Losses attributable to Taxes (or the non-payment thereof) of the Company and its Subsidiaries for all Pre-Closing Tax Periods (including the portion of any Straddle Period attributable to the Pre-Closing Tax Period).

           (b) For purposes of allocating income, gain, deductions and losses attributable to the period up to and including the Effective Time for a Straddle Period, (i) real, personal and intangible property Taxes shall be allocated on a per diem basis, (ii) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, will be apportioned ratably between such periods on a per diem basis and (iii) other Taxes (including income taxes and taxes in lieu of income taxes to the extent not governed by clause (ii)), shall be allocated based on a closing of the books as of the close of business on the Closing Date (including, without limitation, a closing of the books on the Closing Date for purposes of allocating income, gain, deductions and losses attributable to the Company).

           SECTION 8.6 Tax Treatment of Indemnity Payments. The Company and Parent agree to treat any indemnity payment made pursuant to this Article VIII as an adjustment to the Merger Consideration for federal, state, local and foreign income tax purposes unless a contrary treatment is required under applicable Law.

                                   ARTICLE IX
                                  Miscellaneous
                                  -------------

           SECTION 9.1 Stockholder Representative.

           (a) TA IX L.P. shall represent and act as agent for all the other Company Stockholders for the purposes specified in this Agreement (in such capacity, the "Stockholder Representative" "). As Stockholder Representative, he shall be authorized and empowered, as agent of and on behalf of all stockholders of the Company entitled to receive any consideration pursuant to this Agreement by reason of the Merger or otherwise having an interest in any matter concerning this Agreement, to give and receive notices and communications as provided herein, to object to any claims for Parent Indemnifiable Losses, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, such claims or Losses, to receive payments on behalf of the Company Stockholders due and owing pursuant to this Agreement and acknowledge receipt thereof, to waive after the Effective Time any breach or default of Parent or Merger Sub of any obligation to be performed by it under this Agreement, to receive service of process on behalf of each Company Stockholder in connection with any claims against such Company Stockholder arising under or in connection with this Agreement, any document or instrument provided for hereby or any of the Transactions, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Company Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless at least a majority in interest of the Company Stockholders (determined on the basis of the amount of Merger Consideration receivable by such Company Stockholders consent in writing to such removal and to the identity of an agent who shall substitute therefor, which substitute shall thereupon be the "Stockholders Representative." In the event of the death, incapacity or resignation of the Stockholder Representative, the vacancy in the position of Stockholder Representative may likewise be filled by at least a majority in interest of the Company Stockholders (determined on the basis of the amount of Merger Consideration receivable by such Company Stockholders by like notice to the Parent. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Company Stockholders.

           (b) In dealing with this Agreement and any notice, instrument, agreement or document relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representative hereunder or thereunder, (i) the Stockholder Representative and its agents, counsel, accountants and other representatives shall not assume any, and shall incur no, responsibility whatsoever (in each case, to the extent permitted by applicable
Law) to the Company Stockholders, Parent or the Surviving Corporation by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement or any such other agreement, instrument or document, other than in respect of an act or omission done in bad faith or with gross negligence on the part of the Stockholder Representative, and (ii) the Stockholder Representative shall be entitled to rely in good faith on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representative pursuant to such advice shall in no event subject the Stockholder Representative to liability to the Company Stockholders, Parent or the Surviving Corporation. Pursuant to the following sentence, and to the fullest extent permitted by applicable Law, the Company Stockholders shall be, severally based on each Company Stockholder's pro rata share of the Merger Consideration and not jointly, obligated to indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

           (c) The grant of authority provided for in this Section 9.1: (i) is coupled with an interest and is being granted, in part, as an inducement to Parent and Merger Sub to enter into this Agreement and the Escrow Agreement, and shall be irrevocable and survive the dissolution, liquidation or bankruptcy of the Company or the death, incompetency, liquidation or bankruptcy of any Company Stockholder, shall be binding on any successor thereto, and (ii) shall survive the delivery of an assignment by any Company Stockholder of the whole or any fraction of his, her or its interest in the Escrow Fund.

           (d) In connection with the performance of its obligations hereunder, the Stockholder Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Company Stockholders (as contemplated by Section 9.1(b), attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, and maintain such records, as the Stockholder Representative may deem necessary or desirable and incur other out-of-pocket expenses related to performing its services hereunder.

           (e) All of the immunities and powers granted to the Stockholder Representative under this Agreement shall survive the Closing and/or any termination of this Agreement.

           (f) A decision, act, consent or instruction of the Stockholder Representative, including an extension or waiver of this Agreement pursuant to
Article VII or Section 9.3, as applicable, shall constitute a decision of the Company Stockholders and holders of Company Stock Options and shall be final, binding and conclusive upon the Company Stockholders; Parent and the Surviving Corporation may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of all the Company Stockholders. Parent and the Surviving Corporation are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

           (g) The Stockholder Representative has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Stockholder Representative in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Stockholder Representative Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Stockholder Representative Documents, the performance of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of the Stockholder Representative. This Agreement has been, and each of the Stockholder Representative Documents will be at or prior to the Closing, duly and validly executed and delivered by the Stockholder Representative and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Stockholder Representative Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Stockholder Representative enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           SECTION 9.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, by written agreement of the parties hereto, authorized by action taken by their respective Boards of Directors; provided, however, that no amendment or change to the provisions hereof shall be made which by Law would require further approval by the Company Stockholders without such approval.

           SECTION 9.3 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to Section 9.2 and applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

           SECTION 9.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

           SECTION 9.5 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Company Disclosure Schedule and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for the provisions of Section 5.8 and Article VIII, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

           SECTION 9.7 Governing Law; Jurisdiction; Waiver of Jury Trial.

           (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the principles, policies or provisions thereof concerning conflict or choice of laws.

           (b) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement or the Transactions.

           SECTION 9.8 Specific Enforcement. The Company, Parent and Merger Sub agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company, Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any federal court of competent jurisdiction, without any bond or other security being required of it therefor, this being in addition to any other remedy to which they are entitled at law or in equity.

           SECTION 9.9 Consent to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any federal court located in the State of Delaware with respect to any action or proceeding arising out of any dispute pertaining to this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any other court (and any appropriate court for the prosecution of any appeal from or against any decision or action thereof).

           SECTION 9.10 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (receipt of which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

                  If to Parent or Merger Sub, to:

                           Magellan Health Services, Inc.
                           55 Nod Road
                           Avon, Connecticut  06001
                           Attention:  Daniel Gregoire, General Counsel
                           Facsimile:  860-507-1990

                  with a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Attention:  Robert L. Messineo
                           Facsimile:  (212) 310-8007

                  If to the Company, to:

                           National Imaging Associates, Inc.
                           Continental Plaza
                           433 Hackensack Avenue, 6th Floor
                           Hackensack, NJ 07601
                           Attention:  John J. Donahue, President
                           Facsimile:  (201) 530-3201

                  with a copy (which shall not constitute notice) to:

                           Goodwin Procter LLP
                           Exchange Place
                           Boston, MA 02109
                           Attention:  Kevin M. Dennis and Stuart L. Rosenthal
                           Facsimile:  (617) 523-1231
or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

           SECTION 9.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement, to the fullest extent permitted by applicable law, so as to effect the original intent of the parties as closely as possible, to the end that the transactions contemplated hereby may, except in respect of such modified provision, be consummated as contemplated hereby.

           SECTION 9.12 Definitions.

           (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

           "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, the correlative terms, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

           "business day" shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

           "Company Documents" shall mean each agreement, document or instrument or certificate contemplated by this Agreement to be executed by the Company in connection with the transactions contemplated by this Agreement (including, without limitation, the Company Disclosure Schedule).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "GAAP" shall mean generally accepted accounting principles in the United States.

           "Governmental Authority" shall mean any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

           "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Knowledge" of any Person that is not an individual or a Governmental Authority shall mean, with respect to any matter in question, the actual knowledge, after due inquiry, of (i) in the case of the Company, any of the following people: John Donahue, Robert Lagalia, Jamie Burns, Tanya Davis and Thomas Dehn, (ii) in the case of Parent or Merger Sub, the chief executive officer, chief financial officer and General Counsel, and (iii) any other Person, such Person's executive officers.

           "Liability" means any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise).

           "Liens" shall mean any liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the "blue sky" laws of the various States of the United States).

           "Losses" shall mean with regard to any breach of representation or warranty, breach of covenant or third-party claim or investigation or other matter in respect of which a person is entitled to indemnity hereunder any out-of pocket cost or expense (including attorneys fees and disbursements reasonably incurred and court costs), any monetary damages, fines or penalties, and any losses or other liabilities sustained by such person (including as a consequence of any injunction issued or other equitable relief granted against such person) as a result of or in connection with such matter.

           "Material Adverse Effect" shall mean with respect to any Person, any event, change in circumstance or state of facts which has, or would reasonably be expected at any time within the three year period following the occurrence of such event, change of circumstance or state of facts to have, a material adverse effect on the business, assets, liabilities (actual or contingent), condition (financial or otherwise) or results of operations of such Person, taken as a whole, except for any such effects resulting from (i) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners or employees, (ii) changes in general economic or political conditions or the securities markets in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) or (iii) changes in conditions generally applicable to businesses in the same or similar industries of such Person including, without limitation, (A) changes in laws, regulations, rules, ordinances, policies, mandates, guidelines or other requirements of any Governmental Authority generally applicable to such businesses or industries or (B) changes in generally accepted accounting principles as applied in the United States on a consistent basis or its application.

           "Modified Options" shall mean the Options held on the date hereof by the officers of the Company referred to in Exhibit 6.2(g) and identified as such on Exhibit 6.2(g) or that shall be identified pursuant thereto and shall also include such Options as modified as of the Effective Time as provided by Exhibit 6.2(g), provided that no Option shall be considered a Modified Option as of immediately before the Effective Time unless the requirements of Exhibit 6.2(g) for treatment of such Option as a Modified Option shall have been satisfied. Parent shall give the Company notice before the Closing of what Options constitute Modified Options.

           "Net Working Capital" shall mean the sum of (x) the Company's cash and cash equivalents in hand in bank or other money market accounts as of the Closing, plus the accounts receivable (net of any allowances) and other current assets (other than any current portion of a deferred tax asset) of the Company, reduced by (y) the sum of the accounts payable, accrued payroll and other current accrued expenses and shall include (whether or not required to be so accrued) the Liabilities described in Exhibit 9.12 in accordance with the principles set forth in such Exhibit. The forgoing shall specifically exclude
(i) deferred income taxes, (ii) any accrual for any value attributable to the Options or Warrants, and (iii) any accrual for Company Expenses associated with this Agreement and the transactions contemplated hereby and any accrual for the cost of the extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage referred to in Section 5.8(b)). In each case these amounts are to be determined consistent with the past practices of the Company and in accordance with the accounting principles used in the audited financial statements for the year ended December 31, 2004.

           "Option" means each option award to purchase shares of Company Common Stock granted under the Stock Plans.

           "ordinary course of business" means the ordinary and usual course of day-to-day operations of the business of the Company through the date hereof consistent with past practice.

           "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

           "Pre-Closing Tax Period" means any taxable period ending on or before the date of the Closing.

           "Stock Plans" means the National Imaging Associates, Inc. 1996 Amended and Restated Stock Bonus and Option Plan and the 2002 Long Term Incentive Compensation Plan, in each case as in effect on the date hereof or as amended and in effect as of the Effective Time, as the case may be.

           "Straddle Period" means any taxable period beginning on or prior to and ending after the date of the Closing.

           "Subsidiary" when used with respect to any party, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

           "Superior Proposal" means any unsolicited, bona fide written Takeover Proposal made by a third party to acquire all of the equity securities, or all or substantially all of the assets of the Company, which Takeover Proposal the Company's Board of Directors determines in its good faith judgment to be more favorable to the holders of Company Common Stock from a financial point of view than the Transactions.

           "Taxing Authority" means the IRS and any other Governmental Authority responsible for the administration of any Tax.

           "Transactions" refers collectively to this Agreement and the transactions contemplated hereby to be consummated by the parties, including the Merger and the payment of the Merger Consideration and application of the Escrow Amount.

The following terms are defined on the page of this Agreement set forth after such term below:



Additional Deductible..........................53     Closing.........................................1
Aggregate Option Exercise Price Proceeds........5     Closing Date....................................1
Aggregate Warrant Exercise Price Proceeds.......6     Closing Statement...............................7
Agreement.......................................1     Code...........................................12
Antitrust Laws.................................41     Common Certificate..............................5
Arbitrator......................................8     Company.........................................1
Balance Sheet..................................17     Company Adverse Recommendation Change..........40
Balance Sheet Date.............................17     Company Adverse Recommendation Notice..........40
Bankruptcy and Equity Exception................15     Company Charter Documents......................14
Base Amount.....................................7     Company Common Stock............................3
Base Purchase Price.............................4     Company Disclosure Schedule....................13
Certificate.....................................5     Company Equity Holder...........................8
Certificate of Merger...........................2     Company Expenses...............................13
Change In Control Customer Contracts...........26     Company Intellectual Property..................27
                                                      Company Material Adverse Effect................14


                                       67

Company Plans..................................21     Multiemployer Plan.............................21
Company Preferred Stock.........................3     Net Working Capital Overage.....................8
Company Security...............................11     Net Working Capital Shortfall...................8
Company Stock...................................3     Officer's Certificate..........................55
Company Stockholder Approval...................15     Option Consideration............................5
Company Stockholders............................4     Option Shares...................................5
Company Technology.............................27     Optionholder....................................5
Computer Systems...............................29     Parent..........................................1
Confidentiality Agreement......................43     Parent Indemnifiable Losses....................53
Contract.......................................16     Parent Indemnified Parties.....................53
Copyrights.....................................27     Parent Material Adverse Effect.................33
Deductible.....................................53     Patents........................................27
DGCL............................................1     Paying Agent...................................10
Dissenting Shares...............................9     PBGC...........................................21
Dissenting Stockholders.........................9     Pending Claim Amount...........................10
Effective Time..................................2     Per Common Share Merger Consideration...........4
Environmental Laws.............................23     Permits........................................18
Environmental Liabilities......................23     Permitted Lien.................................26
ERISA..........................................20     Policies.......................................29
Escrow Agent...................................10     Preferred Certificate...........................4
Escrow Agreement...............................10     Preferred Stock Merger Consideration............4
Escrow Amount..................................10     Pro Rata Share..................................8
Escrow Release Date............................10     Publicly Available Software....................27
Estimated Excess................................7     Related Persons................................31
Estimated Net Working Capital...................7     Release........................................24
Estimated Underage..............................7     Remaining Amount...............................10
Expiration Date................................52     Representatives................................38
Federal Health Care Programs...................30     Restraints.....................................47
Final Net Working Capital.......................8     Review Period...................................7
Final Working Capital Adjustment Amount.........8     Second Escrow Release Date.....................10
Financial Statements...........................16     Series B Preference Amount......................3
First Escrow Release Date......................10     Series C Preference Amount......................3
Governmental Approval..........................16     Series C Warrant................................6
Governmental Damages...........................48     Series D Preference Amount......................3
Governmental Investigation.....................48     Series D Warrant................................6
Hazardous Materials............................24     Series D Warrant Preference.....................6
HIPAA..........................................30     Series E Preference Amount......................4
Indemnitees....................................44     Software.......................................27
Intellectual Property Rights...................27     Stockholder Representative.....................59
Laws...........................................18     Stockholder Representative Documents...........61
Marks..........................................27     Stockholder Representative Reserve.............58
Material Contract..............................25     Surviving Corporation...........................1
Merger..........................................1     Takeover Proposal..............................40
Merger Consideration............................5     Tax Losses.....................................58
Merger Sub......................................1


                                       68

Tax Returns....................................20
Tax Statement..................................46
Taxes..........................................20
Technology.....................................27
Termination Fee................................52
Trade Secrets..................................27
Walk-Away Date.................................50
WARN...........................................22
Warrant.........................................6
Warrant Consideration...........................6
Warrant Shares..................................7
Warrantholder...................................6

           SECTION 9.13. Interpretation.

           (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except if otherwise explicitly provided, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

           (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                            [signature page follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   PARENT
                                   ------

                                   MAGELLAN HEALTH SERVICES, INC.


                                   By:  /s/ Mark S. Demilio
                                        ----------------------------------------
                                        Name:  Mark S. Demilio
                                        Title:  CFO



                                   MERGER SUB
                                   ----------

                                   MAGELLAN SUB CO. I, INC.


                                   By:  /s/  Mark S. Demilio
                                        ----------------------------------------
                                        Name:  Mark S. Demilio
                                        Title: Vice President

                                   COMPANY
                                   -------


                                   NATIONAL IMAGING ASSOCIATES, INC.


                                   By:  /s/ John Donahue
                                        ----------------------------------------
                                        Name:  John Donahue
                                        Title: President and Chief Executive
                                               Officer

                               STOCKHOLDER REPRESENTATIVE
                               --------------------------



                               TA IX L.P.
                               By:  TA Associates IX LLC, its General Partner
                               By:  TA Associates, Inc., its Manager



                               By: /s/ David Lang
                                  ----------------------------------------------
                                  Name:  David Lang
                                  Title: Managing Director